                                  Rep Name: ________________ NC ________________

--------------------------------------------------------------------------------
     WESTCORE FUNDS      REGULAR IRA AND ROTH IRA APPLICATION/ADOPTION AGREEMENT
--------------------------------------------------------------------------------

I, the person signing this Application/Adoption Agreement (hereinafter called the "Depositor"), establish an Individual Retirement Account (IRA), which is either a Regular IRA or a Roth IRA, (the "Account") as indicated below, with State Street Bank and Trust Company as the Custodian ("the Custodian"). A Regular IRA operates under Internal Revenue Code section 408(a). A Roth IRA operates under Internal Revenue Code Section 408A. I agree to the terms of my Account which are contained in the applicable provisions of the booklet titled WESTCORE FUNDS REGULAR IRA/ROTH IRA INFORMATION and this Application/Adoption Agreement. I certify the accuracy of the information in this Application/Adoption Agreement. My Account will be effective upon acceptance by Custodian.


1    DEPOSITOR INFORMATION

--------------------------------------------------------------------------------
FIRST NAME                    MIDDLE INITIAL                LAST NAME

--------------------------------------------------------------------------------
ADDRESS

--------------------------------------------------------------------------------
CITY                          STATE                         ZIP

--------------------------------------------------------------------------------
SOCIAL SECURITY NUMBER

--------------------------------------------------------------------------------
DATE OF BIRTH

--------------------------------------------------------------------------------
DAYTIME TELEPHONE NUMBER


2    IRA ELECTION

INSTRUCTIONS: Please select the appropriate type of IRA you would like to open (Regular or Roth) listed below:

/ /  Regular IRA PLEASE SELECT ONE:
     / / INDIVIDUAL ACCOUNT
     / / SPOUSAL ACCOUNT
     Contribution for tax year:_______________________
     / / TRANSFER - From existing Regular IRA from current Custodian or Trustee. / / ROLLOVER - Distribution received by you from another IRA or your
         Employer Retirement Plan.
               / / IRA to IRA
               / / Employer Retirement Plan to IRA
     / / DIRECT ROLLOVER - Distribution directly from your Employer Retirement
         Plan.
     / / SEP IRA - Contribution for tax year:___________

/ /  Roth IRA PLEASE SELECT ONE:
     / / INDIVIDUAL ACCOUNT
     / / SPOUSAL ACCOUNT
     Contribution for tax year:_______________________
     / / CONVERSION - existing Westcore Regular IRA to a Westcore Roth IRA. Current Regular IRA Account No.________________
     Amount Converted:
               / / All
               / / Part (SPECIFY HOW MUCH):$___________
     / / ROLLOVER OR TRANSFER
               / / from existing REGULAR IRA with another custodian or trustee to a Westcore Roth IRA.
               / / from existing ROTH IRA with another custodian or trustee to a
                   Westcore Roth IRA.
               Date existing Roth IRA was originally opened:________.
               Indicate whether any amount in the existing Roth IRA represents amounts converted or transferred from a Regular IRA into such other Roth IRA: / / Yes / / No
               If yes, date of the most recent conversion or transfer into such other Roth IRA:______________________


3    INVESTMENTS

Invest contributions to my Account as follows:

Fund Name                                                Amount    or   %
--------------------------------------------------------------------------------
200-WESTCORE MIDCO GROWTH FUND                           $________    ______%
204-WESTCORE BLUE CHIP FUND                              $________    ______%
195-WESTCORE GROWTH AND INCOME FUND                      $________    ______%
208-WESTCORE SMALL-CAP OPPORTUNITY FUND                  $________    ______%
213-WESTCORE LONG-TERM BOND FUND                         $________    ______%
198-WESTCORE INTERMEDIATE-TERM BOND FUND                 $________    ______%
189-BLACKROCK MONEY MARKET PORTFOLIO                     $________    ______%

                                         TOTAL           $________    ______%

I acknowledge that I have sole responsibility for my investment choices and that I have received a current prospectus for each Fund I select. I have read the prospectus(es) of the Fund(s) selected before investing.


4    DESIGNATION OF BENEFICIARY

I hereby make the following designation of beneficiary in accordance with the provisions in the Custodial Agreement for Regular IRAs and Roth IRAs (as applicable).
IF YOU NAME MULTIPLE PRIMARY OR CONTINGENT BENEFICIARIES, PLEASE LIST THEM ON A SEPARATE SHEET. PLEASE INCLUDE ALL INFORMATION REQUESTED BELOW FOR EACH ADDITIONAL BENEFICIARY, AS WELL AS YOUR NAME, ADDRESS AND PHONE NUMBER.

YOUR BENEFICIARY:

--------------------------------------------------------------------------------
FIRST NAME                    MIDDLE INITIAL                LAST NAME

--------------------------------------------------------------------------------
RELATIONSHIP

--------------------------------------------------------------------------------
DATE OF BIRTH                 SOCIAL SECURITY NUMBER

Note: Unless otherwise indicated, Westcore Funds will assume equal beneficiary distribution if more than one beneficiary is designated. The sum of the percentages for all Primary Beneficiaries and all Contingent Beneficiaries must each equal 100%.

SPOUSAL CONSENT (FOR COMMUNITY PROPERTY STATES)
By signing below, I hereby consent to give to my spouse any interest I may have in the funds deposited in this account and agree that you may pay the money in my spouse's IRA as directed above.
Note: It is your responsibility to determine if this section applies. Please consult legal counsel, if necessary.

--------------------------------------------------------------------------------
SPOUSE'S NAME (PLEASE PRINT)

X
--------------------------------------------------------------------------------
SIGNATURE OF SPOUSE                                                   DATE

X
--------------------------------------------------------------------------------
SIGNATURE OF WITNESS                                                  DATE


5    Automatic Investment Plan (OPTIONAL)

A    / /  YES (Please complete the following.)    / / No

I hereby authorize Westcore and/or its Custodian to electronically debit my personal checking or savings account on the designated dates to purchase shares in the following Fund(s) in the amount indicated at the Net Asset Value determined on that day and invest in my IRA established with this application. (INVESTMENT MUST BE EQUIVALENT TO AT LEAST $50 PER MONTH.)

Fund Name                                                           Amount

200-WESTCORE MIDCO GROWTH FUND                                   $__________

204-WESTCORE BLUE CHIP FUND                                      $__________

195-WESTCORE GROWTH AND INCOME FUND                              $__________

208-WESTCORE SMALL-CAP OPPORTUNITY FUND                          $__________

213-WESTCORE LONG-TERM BOND FUND                                 $__________

198-WESTCORE INTERMEDIATE-TERM BOND FUND                         $__________

189-BLACKROCK MONEY MARKET PORTFOLIO                             $__________

Please indicate type of account:

     / / Checking   / / Savings

Please make my investment:

     / / Monthly    / / Quarterly  / / Annually

     on or about the ________________________ day of the month.

All contributions will be for current year unless noted otherwise.

NOTE: YOU MUST SIGN THE BANK AUTHORIZATION IN SECTION 5B AND ATTACH TO THIS FORM A VOIDED CHECK OR SAVINGS DEPOSIT SLIP FOR THE BANK ACCOUNT TO BE DEBITED.


B    Bank Authorization


--------------------------------------------------------------------------------
BANK NAME

--------------------------------------------------------------------------------
BANK ABA OR ROUTING NUMBER (THE NINE-DIGIT NUMBER AT THE BOTTOM LEFT CORNER OF YOUR CHECK.)

--------------------------------------------------------------------------------
BANK ACCOUNT NUMBER

I authorize you, the above named bank, to debit my account for amounts drawn by Westcore Trust and/or its Custodian acting as my agent. I agree that your rights in respect to each withdrawal shall be the same as if it were a check drawn upon you and signed by me. This authority shall remain in effect until I revoke it in writing and you receive it. I agree that you shall incur no liability when honoring any such check.

I further agree that you will incur no liability to me if you dishonor any such withdrawal. This will be so even though such dishonor results in the forfeiture of investment.

--------------------------------------------------------------------------------
BANK ACCOUNT HOLDER'S NAME

--------------------------------------------------------------------------------
BANK ACCOUNT HOLDER'S SIGNATURE                                       DATE


6    TELEPHONE EXCHANGE (OPTIONAL)

     / / Telephone exchange is available on all new accounts. If you DO NOT want this option, please check this box.


7    CERTIFICATIONS AND SIGNATURE

I, the undersigned account owner, certify that I am of legal age and have the power and the authority to establish this Regular/Roth IRA and select the privileges requested. I acknowledge that I have received, read and understand the Regular/Roth IRA Custodial Agreement and Disclosure Statement. I hereby adopt the Custodial Agreement which is incorporated by reference. I understand that the requirements for a valid transfer to a Regular and Roth IRA are complex and that I have the responsibility for complying with all requirements and for the tax results of any such transfer. I also understand that inaccurate or incorrect information may result in adverse tax consequences or IRS penalties. (Consult your financial or tax adviser if you have any questions about how opening a Regular or Roth IRA will affect your financial and tax situation.)

I agree that to the extent that reasonable procedures have been employed to determine the genuineness of telephone instructions, that Westcore Funds, the Custodian, ALPS Mutual Funds Services, Inc., Denver Investment Advisors LLC or any of their subsidiaries, affiliates, officers, directors, or employees will not be liable for any loss, claim, expense, or cost, and agree to indemnify the same from any losses and damages, for acting upon any instructions, including telephone exchanges and redemptions (if so indicated) and inquiries, believed genuine. "Reasonable procedures" might include, for example, recording instructions, providing written confirmation of transactions or requiring a form of personal identification prior to acting on instructions received by telephone. Accordingly, the undersigned, as a result of this policy, may bear the risk of fraudulent telephone redemption transactions. Shares of the funds are not bank deposits, and are not insured by the FDIC. This account is subject to the terms of the prospectus, as amended from time to time.

UNDER PENALTY OF PERJURY, I CERTIFY THAT 1) THE SOCIAL SECURITY NUMBER SHOWN ON THIS FORM IS CORRECT (OR THAT I AM WAITING FOR A NUMBER TO BE ISSUED TO ME) AND,
2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (a) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (b) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE
(IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (c) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING. YOU MUST CROSS OUT ITEM (2), ABOVE, IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.


X
--------------------------------------------------------------------------------
YOUR SIGNATURE                                                        DATE


If the Depositor is a minor under the laws of the Depositor's state of residence, a parent or guardian must also sign the Application/Adoption Agreement here. Until the Depositor reaches the age of majority, the parent or guardian will exercise the powers and duties of the Depositor.


--------------------------------------------------------------------------------
NAME OF PARENT OR GUARDIAN                                       RELATIONSHIP


X
--------------------------------------------------------------------------------
SIGNATURE OF PARENT OR GUARDIAN                                       DATE


8    CUSTODIAL ACCEPTANCE:  FOR WESTCORE USE ONLY

CUSTODIAN ACCEPTANCE: State Street Bank and Trust Company will accept appointment as Custodian of the Depositor's Account. However, this Agreement is not binding upon the Custodian until the Depositor has received a statement of the transaction. Receipt by the Depositor of a confirmation of the purchase of the Fund shares indicated will serve as notification of State Street Bank and Trust Company acceptance of appointment as Custodian of the Depositor's Account.

STATE STREET BANK AND TRUST COMPANY CUSTODIAN

By
   -----------------------------------------------------------------------------
                                                                      DATE

RETAIN A PHOTOCOPY OF THE COMPLETED APPLICATION/ADOPTION AGREEMENT FOR YOUR RECORDS.

     WESTCORE FUNDS        INSTRUCTIONS FOR OPENING YOUR REGULAR IRA OR ROTH IRA


     Please read carefully the applicable sections of the IRA Disclosure Statement, Custodial Agreement, Application/Adoption Agreement, and the prospectus(es) for any Fund(s) you are considering. Consult your financial or tax adviser if you have any questions about how opening a Regular IRA or Roth IRA will affect your financial and tax situation.

     The Westcore Regular IRA/Roth IRA Kit contains information and forms for both Regular IRAs and Roth IRAs. However, you may use the Application/Adoption Agreement to establish only one Regular IRA or one Roth IRA; separate Application/Adoption Agreements must be completed if you want to establish multiple (Roth or Regular) IRA accounts. Forms can be photocopied or you may call 1-800-392-CORE (2673) to request more forms.

COMPLETING THE REGULAR IRA AND ROTH IRA APPLICATION/ADOPTION AGREEMENT

1.   DEPOSITOR INFORMATION

     Please print the identifying information where requested on the Application/Adoption Agreement.

2.   IRA ELECTION

     Select the appropriate type of IRA you would like to open (Regular or Roth).

Regular IRA

     Check the box to specify the type of Regular IRA you are opening.

INDIVIDUAL ACCOUNT - An individual can contribute up to a maximum of $2,000 per year.

SPOUSAL ACCOUNT - An individual can contribute, out of their own compensation or earned income (if self-employed), up to a maximum of $2,000 per year to a separate Regular IRA for their spouse.

TRANSFER - If you are transferring an IRA directly from another IRA custodian or trustee, please check this box. Please complete the IRA Transfer of Assets Form.

ROLLOVER - If you are reinvesting a distribution that you have taken receipt of from another IRA or an Employer Retirement Plan, please check this box. Please indicate whether the funds being rolled over were from another IRA or from an Employer Retirement Plan.

DIRECT ROLLOVER - If this is a distribution coming directly from your Employer Retirement Plan, please check this box. Please complete the IRA Transfer of Assets Form.

SEP IRA - If you intend to use this Account in connection with a SEP Plan or grandfathered SARSEP Plan established by your employer, please check this box.

Roth IRA

Check the box to specify the type of Roth IRA you are opening. (Contributions for the tax year 1997 will not be accepted.)

INDIVIDUAL ACCOUNT - An individual can contribute up to a maximum of $2,000 per year.

SPOUSAL ACCOUNT - An individual can contribute, out of their own compensation or earned income (if self-employed), up to a maximum of $2,000 per year to a separate Roth IRA for their spouse.

CONVERSION - If you are converting an existing Westcore Regular IRA into a Roth IRA please check this box. Conversion of an existing Regular IRA will result in inclusion of taxable amounts in the existing Regular IRA on your income tax return.

ROLLOVER OR TRANSFER - Please indicate whether you are making a rollover or transfer from an existing Regular IRA with another custodian or trustee to a Westcore Roth IRA or a rollover or transfer from an existing Roth IRA with another custodian or trustee to a Westcore Roth IRA. If this is a transfer, please complete the Transfer of Assets Form.

NOTE - If a conversion, rollover or transfer from a Regular IRA to a Roth IRA is being made, only amounts converted, rolled over or transferred during the same tax year will be accepted in a single Roth IRA. A separate Roth IRA must be established to hold such amounts from a different tax year. Annual contributions may never be deposited in a Roth IRA holding such converted, rolled over or transferred amounts.

3.   INVESTMENTS

     Indicate your investment choices.

4.   DESIGNATION OF BENEFICIARY

     Designate your Beneficiary here. (FOR COMMUNITY PROPERTY STATES, SPOUSAL WAIVER MUST BE SIGNED IF BENEFICIARY IS OTHER THAN YOUR SPOUSE. PLEASE LIST MULTIPLE BENEFICIARIES ON A SEPARATE SHEET.)

5.   AUTOMATIC INVESTMENT PLAN

     You can establish the Westcore Automatic Investment Plan on your IRA account. Through this program, you authorize Westcore to debit your bank checking or savings account for regular (usually monthly) purchases of shares into your Westcore IRA account. Please attach a voided check or savings deposit slip for the bank account to be debited.

6.   TELEPHONE EXCHANGE

     Check this box if you DO NOT want the telephone exchange option.

7.   CERTIFICATIONS AND SIGNATURE

     Sign and date the Application/Adoption Agreement.

TRANSFER OF ASSETS FORM

If you are transferring assets from an existing IRA or are performing a direct rollover, please be sure to complete the Transfer of Assets Form found on the reverse side of the instructions. This form instructs your current custodian to transfer your account as you specify. Westcore Funds will handle all the details of the transfer process for you.

CUSTODIAN FEES

The custodian fees for maintaining your IRA are listed in the FEES AND EXPENSES section of Part Three of the Disclosure Statement in the Westcore Regular IRA/Roth IRA Booklet. If you are paying by check, enclose a check for a correct amount payable as specified below. If you do not pay by check, the correct amount will be taken from your account.

PROPER DOCUMENTATION

Check to be sure you have properly completed all necessary forms and enclose a check for the Custodian's fees (UNLESS BEING WITHDRAWN FROM YOUR ACCOUNT) and a check for the first contribution to your Regular or Roth IRA (IF APPLICABLE). Your Regular IRA or Roth IRA cannot be accepted without the properly completed documents or the Custodian fees.

All checks should be payable to:

Westcore/SSB

Send the completed forms and check(s) in the enclosed postage-paid envelope or mail to:

          Westcore Funds
          P.O. Box 8319
          Boston, MA  02266-8319















(Transfer of Assets Form located on reverse side.)

     WESTCORE FUNDS                 REGULAR IRA/ROTH IRA TRANSFER OF ASSETS FORM

Complete this form if you are transferring assets from an existing IRA or are performing a direct rollover.

1.   NAME AND ADDRESS OF DEPOSITOR

--------------------------------------------------------------------------------
FIRST NAME                    MIDDLE INITIAL                LAST NAME


--------------------------------------------------------------------------------
STREET


--------------------------------------------------------------------------------
CITY                          STATE                         ZIP


--------------------------------------------------------------------------------
DAYTIME TELEPHONE             SOCIAL SECURITY NUMBER


2.   IDENTIFICATION OF RECEIVING ACCOUNT

This is a transfer to a Westcore Funds:

     / / Regular IRA*    / / Roth IRA**

 * You may not transfer from a Roth IRA to a Regular IRA or a simplified employee pension (SEP) IRA. Transfers to a Regular IRA or SEP IRA may be made from another Regular IRA or SEP IRA, qualified employer plan, 403(b) arrangement, or a SIMPLE IRA account (but not until at least 2 years after the first contribution to your SIMPLE IRA account).

** Transfers to a Roth IRA are possible only from another Roth IRA or from a Regular IRA, not from other types of tax-deferred accounts. A transfer from a Regular IRA will trigger federal income tax on the taxable amount transferred from the Regular IRA. Note: If a conversion, rollover or transfer from a Regular IRA to a Roth IRA is being made, only amounts converted, rolled over or transferred during the same tax year will be accepted in a single Roth IRA. A separate Roth IRA must be established to hold such amounts from a different tax year. Annual contributions may not be deposited in a Roth IRA holding such converted, rolled over or transferred amounts.

3.   INSTRUCTIONS TO PRESENT IRA CUSTODIAN OR TRUSTEE (COMPLETED BY DEPOSITOR)

--------------------------------------------------------------------------------
NAME OF CURRENT CUSTODIAN/TRUSTEE


--------------------------------------------------------------------------------
STREET


--------------------------------------------------------------------------------
CITY                          STATE                         ZIP


--------------------------------------------------------------------------------
TELEPHONE

Existing Account Number: _______________________________________________________

Please transfer assets from the above account to Westcore Funds. Transfer should be in cash according to the following conditions:
/ /  Transfer the total amount in my account.
/ /  Transfer $_____________ or _____________% and retain the balance.
/ / Transfer all securities except those Westcore Funds indicated, which are to be transferred in-kind.
/ /  Transfer proceeds of my CD upon maturity.  Maturity Date: _____________.

Note: If you are transferring a CD upon maturity, you must send us this form at least two, but not more than four weeks prior to maturity date.

Make check payable to Westcore/SSB FBO:

--------------------------------------------------------------------------------
(Your name here)


4.   INVESTMENT INSTRUCTIONS FOR WESTCORE IRA ACCOUNT
     (Depositor - check one box and complete if necessary)

/ / Invest the transferred amount in accordance with the investment instructions in the Application/Adoption Agreement for my Westcore Funds Individual Retirement Custodial Account.
/ /  Invest the transferred amount as follows:  (See next column)

     Existing Westcore Account Number - (if applicable)
                                                       ------------------------

     Fund Name                                            Amount    or   %

     200 - WESTCORE MIDCO GROWTH FUND                     $________    _______%
     204 - WESTCORE BLUE CHIP FUND                        $________    _______%
     195 - WESTCORE GROWTH AND INCOME FUND                $________    _______%
     208 - WESTCORE SMALL-CAP OPPORTUNITY FUND            $________    _______%
     213 - WESTCORE LONG-TERM BOND FUND                   $________    _______%
     198 - WESTCORE INTERMEDIATE-TERM BOND FUND           $________    _______%
     189 - BLACKROCK MONEY MARKET PORTFOLIO               $________    _______%

                                         TOTAL            $________    _______%

I acknowledge that I have sole responsibility for my investment choices and that I have received and read a current prospectus for each Fund I select. I understand that the requirements for a valid transfer to a Regular IRA and a Roth IRA are complex and that I have the responsibility for complying with all requirements and for the tax results of any such transfer. I also understand that inaccurate or incorrect information may result in adverse tax consequences or IRS penalties. (Consult your financial or tax adviser if you have any questions about how opening a Regular or Roth IRA will affect your financial and tax situation.)

5.   SIGNATURE OF DEPOSITOR

The undersigned certifies to the present IRA custodian or trustee that the undersigned has established a successor Individual Retirement Custodial Account meeting the requirements of Internal Revenue Code Section 408 (a), 408 (p) or 408A (as the case may be) to which assets will be transferred, and certifies to Westcore Funds that the IRA from which assets are being transferred meets the requirements of Internal Revenue Code Section 408(a), 408(p) or 408A (as the case may be).


--------------------------------------------------------------------------------
SIGNATURE OF DEPOSITOR                                                DATE

SIGNATURE GUARANTEE (only if required by current Custodian or Trustee)


--------------------------------------------------------------------------------
NAME OF BANK OR DEALER FIRM


--------------------------------------------------------------------------------
SIGNATURE OF OFFICER AND TITLE

Place signature guarantee stamp here:


6.   ACCEPTANCE BY NEW CUSTODIAN

(COMPLETE BY STATE STREET BANK AND TRUST COMPANY AS CUSTODIAN.)

State Street Bank and Trust Company as Custodian agrees to accept transfer of the above amount for deposit to the Depositor's Westcore Funds Individual Retirement Custodial Account, and requests the liquidation and transfer of assets as indicated above.

By______________________________________________________________________________
                                                                      DATE

RETAIN A PHOTOCOPY OF THE COMPLETED TRANSFER OF ASSETS FORM FOR YOUR RECORDS.

WESTCORE FUNDS

G NEWS ABOUT 1998 IRA CHANGES

A SUMMARY OF WHAT YOU NEED TO KNOW ABOUT NEW IRA ALTERNATIVES.

IMPORTANT UPDATE ON 1998 IRAS

BETTER RESEARCH MAKES THE DIFFERENCE.

THE NEW REGULAR IRA
     The new federal tax law enhanced the flexibility and tax advantages or individual retirement accounts (IRAs). Generally speaking, the changes to the rules for existing IRAs - referred to as Regular IRAs - improve your ability to access IRA accounts for college and home purchase expenses, and expand your ability to deduct amounts contributed to your Regular IRA.

THE NEW ROTH IRA
     The new tax law also creates a new type of IRA called the Roth IRA. Using a Roth IRA, you may be able to contribute (on a non-tax deductible basis) up to $2,000 per year or convert funds from an existing Regular IRA. Dividends and growth on amounts in a Roth IRA accumulate tax-free. Also, qualifying withdrawals are TAX-FREE, offering you the unique benefit of being able to withdraw dividends and growth without any federal income tax. (State income tax rules may vary.)

AVAILABILITY
     The new IRA options are available starting January 1, 1998. Until then, your current Regular IRA will be operated in accordance with the old rules, and contributions for 1997 can be made under the old rules until April 15, 1998.

     THIS SUMMARY PROVIDES YOU WITH A GENERAL EXPLANATION OF THE NEW LAWS. FOR MORE INFORMATION, OR HELP IN DETERMINING WHICH IRA OPTIONS MIGHT BE RIGHT FOR YOU, YOU SHOULD CONSULT YOUR OWN TAX ADVISER OR FINANCIAL PLANNER.

CHANGES TO REGULAR IRAS

Under the current law, a 10% penalty is assessed against withdrawals from an IRA before age 59 1/2, with certain exceptions. The new law adds two new exceptions: (1) withdrawals used to pay higher education expenses, including tuition, fees, books, supplies, and (for students attending half-time or more) room and board, or (2) withdrawals unused within 120 days to cover costs incurred by qualified first-time homebuyers for acquisition costs (up to a $10,000 lifetime cap per individual). Qualified first-time homebuyers are individuals (plus their spouses, if married) who have not owned a principal residence for the two years prior to the withdrawal. (NOTE: These exceptions apply to the 10% tax only. These withdrawals are still subject to applicable income tax.)

In addition, under the new law, the adjusted gross income ("AGI") phase-out range for making deductible contributions to IRAs by active participants in employer plans will increase. For single taxpayers, the phase-out ranges go up to $30,000-$40,000 for 1998, and gradually increase to $50,000 -$60,000 in 2005.
For married joint filers, the phase-out ranges go up to $50,000-$60,000 for 1998 and gradually increase to $80,000-$100,000 in 2007.

Also, beginning in 1998, an individual will not be treated as an active participant in an employer-sponsored plan merely because his/her spouse is an active participant. (NOTE: The non-active participant spouse's eligibility to make deductible contributions will phase out at AGI between $150,000 and $160,000.)

NEW ROTH IRA

Starting with 1998, individual taxpayers (even those over 70 1/2) will be able to contribute up to $2,000 (or 100% compensation, if less) annually to a Roth IRA. Contributions to a Roth IRA are not tax deductible; however dividends and growth on your account accumulate TAX-FREE while held in the Roth IRA.

Contribution limits are not reducted if you are an active participant in an employer-sponsored plan, but the amount that may be contributed is phased out for AGI levels from $95,000 to $110,000 for single taxpayers, and for AGI levels from $150,000 to $160,000 for married joint filers. Amounts contributed by you may always be withdrawn from a Roth IRA without federal income tax or penalties. In addition, withdrawals of amounts representing dividends or growth made after 5 years of Roth IRA participation and made after age 59 1/2, or because of death or disability, or for qualifying first-time homebuyer expenses ARE NOT SUBJECT TO FEDERAL INCOME TAX.

As long as the IRA owner is living, there are no minimum distribution requirements, so owners may maintain their Roth IRAs beyond the age of 70 1/2.

If you (and your spouse, if married) have an AGI of $100,000 or less, you may convert or rollover all or any part of an existing Regular IRA to a Roth IRA. The amount converted or rolled over is included as income in the year of the rollover or conversion, but is not subject to the 10% withdrawal penalty, if you are under age 59 1/2. If you convert or rollover amounts from your Regular IRAs to Roth IRAs during 1998, the tax liability is spread out over the four-year period running from 1998 to 2001.

A GUIDE TO 1998 IRA CHANGES

The table below highlights and summarizes the changes to Regular IRAs and the new Roth IRA.



CHARACTERISTICS                REGULAR IRA                                       ROTH IRA
------------------------------------------------------------------------------------------------------------------------------------

ELIGIBILITY                    -    Individuals (and their spouses) who receive  -    Individuals (and their spouses) who receive
                                    compensation.                                     compensation.
                               -    Individuals age 70 1/2 and over may NOT      -    No age stipulations - Individuals age 70 1/2
                                    contribute.                                       and over MAY contribute.
------------------------------------------------------------------------------------------------------------------------------------
TAX TREATMENT OF               -    Subject to limitations, contributions are    -    No deduction permitted for amounts
CONTRIBUTIONS                       deductible.                                       contributed.
                               -    Deductibility depends on income level for
                                    individuals who are active participants in
                                    an employer-sponsored retirement plan.
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTIONS LIMITS           -    Individuals may contribute up to $2,000      -    Individuals may generally contribute up to
                                    annually (or 100% of compensation, if             $2,000 annually (or 100% of compensation,
                                    less).                                            if less).
                               -    Overall limit for contributions to all       -    Ability to contribute phases out at income
                                    IRAs (Regular and Roth combined) is               levels of $95,000 to $110,000 (individual
                                    $2,000 annually (or 100%  of                      taxpayer) and $150,000 to $160,000 (married
                                    compensation, if less).                           taxpayers).
                                                                                 -    Overall limit for contributions to all IRAs
                                                                                      (Regular and Roth combined) is $2,000 annually
                                                                                      (or 100%  of compensation, if less).
------------------------------------------------------------------------------------------------------------------------------------
EARNINGS                       -    Earnings and interest are not taxed when     -    Earnings and interest are not taxed when
                                    received by your IRA.                             received by your IRA.
------------------------------------------------------------------------------------------------------------------------------------
ROLLOVER/                      -    Individuals may roll over amounts held in    -    Rollovers from other Roth IRAs or Regular
CONVERSIONS                         employer-sponsored retirement arrangements        IRAs only.
                                    (401(k), SEP IRA, etc.) tax-free to Regular  -    Amounts rolled over (or converted) from
                                    IRA                                               another Regular IRA are subject to income tax
                                                                                      in the year rolled over or converted.
                                                                                 -    Tax on amounts rolled over or converted in
                                                                                      1998 is spread over four-year period (1998-
                                                                                      2001).
------------------------------------------------------------------------------------------------------------------------------------
WITHDRAWALS                    -    Total (principal + earnings) taxable as      -    Not taxable as long as qualified
                                    income in year withdrawn (except for any          distribution --generally, account open for
                                    prior non-deductible contributions).              5 years, and age 59 1/2.
                               -    Minimum withdrawals MUST begin after age     -    Minimum withdrawals NOT required after age
                                    70 1/2.                                           70 1/2.
------------------------------------------------------------------------------------------------------------------------------------


 .WESTCORE FUNDS

Better research makes the difference.

For questions about the new 1998 IRA changes, please call 1-800-392-CORE (2673) to speak with a Westcore Investor Service Representative.

This brochure is just a summary and does not cover all the tax rules. Also, these rules are new and there are no IRS rulings and regulations addressing many issues. Please consult your tax adviser or the IRS for advice on your personal situation.

This material must be accompanied or preceded by a prospectus. Please read it carefully before you invest or send money.

Funds distributed by ALPS Mutual Fund Services, Inc. member NASD.

1998





MORE CHOICES




MORE FLEXIBILITY




WESTCORE FUNDS
Westcore Funds
370 17th Street, Suite 3100
Denver, CO  80202




1-800-392-CORE
WWW.WESTCORE.COM

WESTCORE FUNDS

Regular IRA/Roth IRA Information

EFFECTIVE JANUARY 1, 1998


Better research makes the difference.

[INSERT PICTURE]

Crestone Mountains and Great Sand Dunes National Monument, San Luis Valley, Colorado

Establishing an individual Retirement Account (IRA) is one of the most important steps you can take toward planning for a financially secure future. By making regular annual contributions to your IRA, you can create a nest egg for retirement while putting your assets to work on a tax-deferred basis.

Changes to federal tax law in 1997 have made the IRA an even more flexible investment and savings vehicle. Among the changes is the creation of the Roth Individual Retirement Account (Roth IRA), which was available for use after January 1, 1998. Under a Roth IRA, the earnings and interest on an individual's nondeductible contributions grow without being taxed, and distributions may be tax-free under certain circumstances. Most taxpayers (expect for those with very high income levels) will be eligible to contribute to a Roth IRA. A Roth IRA can be used instead of a Regular IRA, to replace an existing Regular IRA, or complement a Regular IRA you wish to continue maintaining.

Taxpayers with adjusted gross income of up to $100,000 are eligible to convert existing IRAs into Roth IRAs. The details on conversion are found in the description of Roth IRAs in this booklet.

Congress also made significant changes to Regular IRAs. First, Congress increased the income levels at which IRA holders who participate in employer-sponsored retirement plans can make deductible Regular IRA contributions. Also the rules for deductible contributions by an IRA holder whose spouse is a participant in an employer-sponsored retirement plan have been liberalized. Second, the 10% penalty tax for premature withdrawals (before age 59 1/2 ) will no longer apply in the case of withdrawals to pay certain higher education expenses or certain first-time homebuyer expenses.

This booklet provides detailed information about Roth IRAs and about changes that have been made to Regular IRAs. The instructions and forms you will need to open a new Regular or Roth IRA, to transfer from another IRA to a Westcore IRA, or to convert a Regular IRA to a Roth IRA are enclosed with this booklet. You may use the Westcore IRA Application/Adoption Agreement to establish only one Regular IRA or one Roth IRA; separate Application/Adoption Agreements must be completed if you want to establish multiple (Roth or Regular) IRA accounts.

All forms can be photocopied, or you can call 1-800-392-CORE (2673) to request more forms.

TABLE OF CONTENTS

DISCLOSURE STATEMENT

PART ONE-
     Basic rules and benefits that are specifically applicable to your Regular
IRA

PART TWO-
     Basic rules and benefits that are specifically applicable to your Roth IRA

PART THREE -
     Important rules and information applicable to all IRAs

Custodial Agreement with State Street Bank and Trust Company

PART ONE -
     Provisions specifically applicable to Regular IRAs

PART TWO -
     Provisions specifically applicable to Roth IRAs

PART THREE -
     Provisions applicable to all IRAs (Regular and Roth)

IRA Application/Adoption Agreement and Transfer Form -

The Regular IRA and the Roth IRA - which is best for you?

With a Regular IRA, an individual can contribute up to $2,000 per year and may be able to deduct the contribution from taxable income, reducing income taxes. Taxes on investment growth and dividends are deferred until the money is withdrawn. Withdrawals are taxed as additional ordinary income when received. Nondeductible contributions, if any, are withdrawn tax free. Withdrawals before age 59 1/2 are assessed a 10% penalty in addition to income tax, unless an exception applies.

With a Roth IRA, the contribution limits are essentially the same as Regular IRAs, but there is no tax deduction for contributions. All dividends and investment growth in the account are tax-free. Most important with a Roth IRA: there is NO INCOME TAX on qualified withdrawals from your Roth IRA. Additionally, unlike a Regular IRA, there is no prohibition on making contributions to Roth IRAs after turning age 70 1/2, and there's no requirement that you begin making minimum withdrawals at that age.

Since we cannot tell you which kind of IRA is right for you, we suggest that you consult with your accountant, lawyer or other tax adviser, or with a qualified financial planner, to determine whether you should open a Regular or Roth IRA or convert any or all of an existing Regular IRA to a Roth IRA. Your tax adviser can also advise you as to the state tax consequences that may affect whether a Regular or Roth IRA is right for you.

The information contained in this booklet is intended to provide you with the basic information and material you will need if you decide whether a Regular or Roth IRA is better for you, or if you want to convert an existing Regular IRA to a Roth IRA. The table on page 3 summarizes some of the major differences between a Regular IRA and a Roth IRA.

SEPs and SIMPLEs

The Westcore Regular IRA may be used in connection with a simplified employee pension (SEP) plan maintained by your employer. To establish a Regular IRA as part of your Employer's SEP plan, complete the Adoption Agreement for a Regular IRA, indicating in the proper box that the IRA is part of a SEP plan. A Roth IRA should NOT be used in connection with a SEP plan.

A Roth IRA may NOT be used as part of an employer SIMPLE IRA plan. A Regular IRA may be used, but only after an individual has been participating for two or more years (for the first two years, only a special SIMPLE IRA may be used). SIMPLE IRA plans were added by the 1996 tax law to provide an easy and inexpensive way for small employers to provide retirement benefits for their employees. If you are interested in a SIMPLE IRA plan at your place of employment, call or write to the number or address given on back cover of this booklet.

Other Points to Note

The Disclosure Statement in this booklet provides you with a basic information that you should know about Westcore Regular IRAs and Roth IRAs. The Disclosure Statement provides general information about the governing rules for these IRA and the benefits and features offered through each type of IRA. However, the Westcore/State Street Bank and Trust Company Adoption Agreement and the Custodial Agreement are the primary documents controlling the terms and conditions of your personal Westcore Regular or Roth IRA, and these shall govern in the case of any difference with the Disclosure Statement.

YOU or YOUR when used throughout this booklet refer to the person for whom the Westcore Regular or Roth IRA is established. A Regular IRA is any non-Roth IRA offered by Westcore or any other financial institution

Major Differences Between a Regular IRA and a Roth IRA           IRA Information


Characteristics             Regular IRA                                         Roth IRA
------------------------------------------------------------------------------------------------------------------------------------

Eligibility                 / /  Individuals (and their spouses) who receive    / /  Individuals (and their spouses) who receive
                                 compensation                                        compensation
                            / /  Individuals age 70 1/2  and over MAY NOT       / /  Individuals age 70 1/2  and over MAY
                                 contribute                                          contribute
------------------------------------------------------------------------------------------------------------------------------------
Tax Treatment of            / /  Subject to limitations, contributions are      / /  No deduction permitted for amounts
Contributions                    deductible                                          contributed
------------------------------------------------------------------------------------------------------------------------------------
Contribution Limits         / /  Individuals may contribute up to $2,000        / /  Individuals may generally contribute up to
                                 annually (or 100% of compensation, if less)         $2,000 (or 100% of compensation, if less)
                            / /  Deductibility depends on income level for      / /  Ability to contribute phases out at income
                                 individuals who are active participants in          levels of $95,000 to $110,000 (individual
                                 an employer-sponsored retirement plan.              taxpayers) and $150,000 to $160,000 (married
                                                                                     taxpayers)
                                                                                / /  Overall limit for contributions to ALL IRAs
                                                                                     (Regular and Roth combined) is $2,000 annually
                                                                                     (or 100% of compensation, if less)
------------------------------------------------------------------------------------------------------------------------------------
Earnings                    / /  Earnings and interest are not taxed when       / /  Earnings and interest are not taxed when
                                 received by your IRA                                received by your IRA
------------------------------------------------------------------------------------------------------------------------------------
Rollover/Conversion         / /  Individuals may roll over amounts held in      / /  Rollovers from other Roth IRAs or Regular
                                 employ-sponsored retirement arrangements            IRAs ONLY
                                 (401(k), SEP IRA, etc.) tax free to            / /  Amounts rolled over (or converted) from another
                                 Regular IRA                                         Regular IRA are subject to income tax in the
                                                                                     year rolled over or converted.
                                                                                / /  Tax on amounts rolled over or converted in 1998
                                                                                     is spread over four-year period (1998-2001)
------------------------------------------------------------------------------------------------------------------------------------
Withdrawals                 / /  Total (principal + earnings) taxable as        / /  Not taxable as long as QUALIFIED DISTRIBUTION
                                 income in year withdrawn (except for any            --generally, account open for 5 years, and
                                 prior non-deductible contributions).                age 59 1/2.
                            / /  Minimum withdrawals must begin after age       / /  Minimum withdrawals NOT REQUIRED after age
                                 70 1/2                                              70 1/2
------------------------------------------------------------------------------------------------------------------------------------


PART ONE:  DESCRIPTION OF REGULAR IRAS

Special Note

     Part One of the Disclosure Statement describes the rules applicable to Regular IRAs beginning January 1, 1998. IRAs described in these pages are called "Regular IRAs" to distinguish them from the new "Roth IRAs" first available starting in 1998. Roth IRAs are described in Part Two of this Disclosure Statement.

     For Regular IRA contributions for 1997 (including contributions made up to April 15, 1998, but designated as contributions for 1997), there are different rules for determining the deductibility of your contribution on your federal tax return. For contributions for 1997, the "active participant" limits on deductibility (described below) apply if either spouse is an active participant in an employer-sponsored plan. Also, the adjusted gross income ("AGI") levels for partially deductible or nondeductible Regular IRA contributions (described below) are lower for 1997 ($25,000 for single taxpayers, with no deduction if your AGI is above $35,000; and $40,000 for married taxpayers filing jointly, with no deduction if your AGI is above $50,000). Also, the exceptions to the 10% early withdrawal penalty for withdrawals to pay certain higher education or first-time homebuyer expenses do not apply to withdrawals in 1997.

     This Part One of the Disclosure Statement describes Regular IRAs. It does not describe Roth IRAs, a new type of IRA available starting in 1998. Contributions to a Roth IRA are not deductible (regardless of your AGI), but withdrawals that meet certain requirements are not subject to federal income tax, so that dividends and investment growth on amounts held in the Roth IRA can escape federal income tax. Please see Part Two of this Disclosure Statement if you are interested in learning more about Roth IRAs.

     Regular IRAs described in this Disclosure Statement may be used as part of a simplified employee pension (SEP) plan maintained by your employer. Under a SEP, your employer may make contributions to your Regular IRA, and these contributions may exceed the normal limits on Regular IRA contributions. This Disclosure Statement does not describe IRAs established in connection with a SIMPLE IRA program maintained by your employer. Employer provide special explanatory materials for accounts established as part of a SIMPLE IRA program. Regular IRAs may be used in connection with a SIMPLE IRA program, but for the first two years of participation a special SIMPLE IRA (not a Regular IRA) is required.

Your Regular IRA

     This Part One contains information about your Regular Individual Retirement Custodial Account, with State Street Bank and Trust Company as Custodian. A Regular IRA gives you several tax benefits. Earnings on the assets held in your Regular IRA are not subject to federal income tax until withdrawn by you. You may be able to deduct all or part of your Regular IRA contribution on your federal income tax return. State income tax treatment of your Regular IRA may differ from federal treatment; ask your state tax department or your personal tax adviser for details.

     Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Regular IRA, investments and prohibited transactions, fees and expenses, and certain tax requirements.

Eligibility

WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR A REGULAR IRA?

     You are eligible to establish and contribute to a Regular IRA for a year if:

     - You received compensation (or earned income if you are self-employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

     -    You did not reach age 70 1/2 during the year.

CAN I CONTRIBUTE TO A REGULAR IRA FOR MY SPOUSE?

     For each year before the year when your spouse attains age 70 1/2, you can contribute to a separate Regular IRA for your spouse, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal IRA." To make a contribution to a Regular IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal IRA, your spouse must set up a different Regular IRA, separate from yours, to which you contribute.

Contributions

WHEN CAN I MAKE CONTRIBUTIONS TO A REGULAR IRA?

     You may make a contribution to your existing Regular IRA or establish a new Regular IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year.

HOW MUCH CAN I CONTRIBUTE TO MY REGULAR IRA?

     For each year when you are eligible (see previous page), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed). However, under the tax laws, all or a portion of your contribution may not be deductible.

     If you and your spouse have spousal Regular IRAs, each spouse may contribute up to $2,000 annually to his or her IRA as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to $2,000 or 100% of their spouse's compensation amount, if less. The spouse with the lower compensation amount may contribute any amount up to 100% of their compensation plus any excess of the other spouse's compensation over the other spouse's IRA contribution. However, the maximum contribution to either spouse's Regular IRA is $2,000 for the year.

     If you (or your spouse) establish a new Roth IRA and make contributions to both your Regular IRA and a Roth IRA, the combined limit on contributions to both your (or your spouse's) Regular IRA and Roth IRA for a single calendar year is $2,000.

HOW DO I KNOW IF MY CONTRIBUTION IS TAX DEDUCTIBLE?

     The deductibility of your contribution depends upon whether you are an active participant in any employer-sponsored retirement plan. If you are not an active participant, the entire contribution to your Regular IRA is deductible.

     If you are an active participant in an employer-sponsored plan, your Regular IRA contribution may still be completely or partly deductible on your tax return. This depends on the amount of your income (see tables on page 6).

     Similarly, the deductibility of a contribution to a Regular IRA for your spouse depends upon whether your spouse is an active participant in any employer-sponsored retirement plan. If your spouse is not an active participant, the contribution to your spouse's Regular IRA will be deductible. If your spouse is an active participant, the Regular IRA contribution will be completely, partly or not deductible, depending upon your combined income.

     An exception to the preceding rules applies to high-income married taxpayers, where one spouse is an active participant in an employer-sponsored retirement plan and the other spouse is not. A contribution to the non-active participant spouse's Regular IRA will be only partly deductible at an adjusted gross income level on the joint tax return of $150,000, and the deductibility will be phased out as described below over the next $10,000 so that there will be no deduction at all with an adjusted gross income level of $160,000 or higher.

HOW DO I DETERMINE MY OR MY SPOUSE'S "ACTIVE PARTICIPANT" STATUS?

     Your (or your spouse's) Form W-2 should indicate if you (or your spouse) were an active participant in an employer-sponsored retirement plan for a year. If you have a question, you should ask your employer or the plan administrator.

     In addition, regardless of income level, your spouse's "active participant" status will not affect the deductibility of your contributions to your Regular IRA if you and your spouse file separate tax returns for the taxable year and you lived apart at all times during the taxable year.

WHAT ARE THE DEDUCTION RESTRICTIONS FOR ACTIVE PARTICIPANTS?

     If you (or your spouse) are an active participant in an employer plan during a year, the contribution to your Regular IRA (or your spouse's Regular
IRA) may be completely, partly or not deductible depending upon your filing status and your amount of adjusted gross income (AGI). If AGI is any amount up to the lower limit, the contribution is deductible. If your AGI falls between the lower limit and the upper limit, the contribution is partly deductible. If your AGI falls above the upper limit, the contribution is not deductible.

Deductibility For Active Participants - 1998


            If You Are Single                   If You Are Married, Filing Jointly         Then Your Regular IRA Contribution Is
------------------------------------------------------------------------------------------------------------------------------------

Up to lower limit ($30,000 for 1998)        Up to lower limit (50,000 for 1998)         Fully deductible
------------------------------------------------------------------------------------------------------------------------------------
More than lower limit but less than upper   More than lower limit but less than upper   Partly deductible
limit ($40,000 for 1998)                    limit ($60,000 for 1998)
------------------------------------------------------------------------------------------------------------------------------------
Upper limit or more                         Upper limit or more                         Not deductible
------------------------------------------------------------------------------------------------------------------------------------


THE LOWER LIMIT AND THE UPPER LIMIT WILL CHANGE FOR 1999 AND LATER YEARS. THE LOWER LIMIT AND UPPER LIMIT FOR THESE YEARS ARE SHOWN IN THE FOLLOWING TABLE. SUBSTITUTE THE CORRECT LOWER LIMIT AND UPPER LIMIT IN THE TABLE ABOVE TO DETERMINE DEDUCTIBILITY IN ANY PARTICULAR YEAR. (NOTE: IF YOU ARE MARRIED BUT FILING SEPARATE RETURNS, YOUR LOWER LIMIT IS ALWAYS ZERO AND YOUR UPPER LIMIT IS ALWAYS $10,000).

Table of Lower and Upper Limits


   Year                         Single                  Married Filing Jointly
--------------------------------------------------------------------------------
                       Lower Limit    Upper Limit      Lower Limit  Upper Limit

   1999                $31,000        $41,000          $51,000       $61,000
   2000                $32,000        $42,000          $52,000       $62,000
   2001                $33,000        $43,000          $53,000       $63,000
   2002                $34,000        $44,000          $54,000       $64,000
   2003                $40,000        $50,000          $60,000       $70,000
   2004                $45,000        $55,000          $65,000       $75,000
   2005                $50,000        $60,000          $70,000       $80,000
   2006                $50,000        $60,000          $75,000       $85,000
   2007 and later      $50,000        $60,000          $80,000      $100,000


HOW DO I CALCULATE MY DEDUCTION IF I FALL IN THE "PARTLY DEDUCTIBLE" RANGE?

     If your AGI falls in the partly deductible range, you must calculate the portion of your contribution that is deductible. To do this, multiply your contribution by a fraction. The numerator is the amount by which your AGI exceeds the lower limit (for 1998: $30,000 if single, or $50,000 if married, filing jointly). The denominator is $10,000 (note that the denominator for married joint filers is $20,000 starting in 2007). Subtract this from your contribution and then round down to the nearest $10. The deductible amount is the greater of the amount calculated or $200 (provided you contribute at least $200). If your contribution was less than $200, then the entire contribution is deductible.

     For example, assume that you make a $2,000 contribution to your Regular IRA in 1998, a year in which you are an active participant in your employer's retirement plan. Also assume that your AGI is $57,555 and you are married, filing jointly. You would calculate the deductible portion of your contribution this way:

     1. The amount by which your AGI exceeds the lower limit of the party-deductible range:
                                        ($57,555-$50,000) = $7,555
     2.   Divide this by $10,000:       $ 7,555 = 0.7555
                                        -------
                                        $10,000
     3.   Multiply this by your contribution limit:
                                        0.7555 x $2,000 = $1,511
     4.   Subtract this from your contribution:
                                        ($2,000 - $1,551) = $489
     5.   Round this down to the nearest $10: = $480
     6.   Your deductible contribution is the greater of this amount or $200.

     Even though part or all of your contribution is not deductible, you may still contribute to your Regular IRA (and your spouse may contribute to your spouse's Regular IRA) up to the limit on contributions. When you file your tax return for the year, you must designate the amount of non-deductible contributions to your Regular IRA for the year. See IRS Form 8606.

HOW DO I DETERMINE MY AGI?

     AGI is your gross income minus those deductions that are available to all taxpayers even if they don't itemize. Instructions on calculating your AGI are provided with your income tax Form 1040 or 1040A.

WHAT HAPPENS IF I CONTRIBUTE MORE THAN ALLOWED TO MY REGULAR IRA?

     The maximum contribution you can make to a Regular IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. Any amount contributed to the IRA above the maximum is considered an "excess contribution." The excess is calculated using your contribution limit, not the deductible limit. An excess contribution is subject to excise tax of 6% for each year it remains in the IRA.

HOW CAN I CORRECT AN EXCESS CONTRIBUTION?

     Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax for the year for which you made the excess contribution. A deduction should not be taken for any excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2.

WHAT HAPPENS IF I DON'T CORRECT THE EXCESS CONTRIBUTION BY THE TAX RETURN DUE DATE?

     Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

Under limited circumstances, you may correct an excess contribution after tax filing time by withdrawing the excess contribution (leaving the earnings in the account). This withdrawal will not be includable in income nor will it be subject to any premature withdrawal penalty if (1) your contributions to all Regular IRAs do not exceed $2,000 and (2) you did not take a deduction for the excess amount (or you file an amended return (Form 1040X), which removes the excess deduction).

HOW ARE EXCESS CONTRIBUTIONS TREATED IF NONE OF THE PRECEDING RULES APPLY?

     Unless an excess contribution qualifies for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includable in taxable income and may be subject to a 10% premature withdrawal penalty. No deduction will be allowed for the excess contribution for the year in which it is made.

     Excess contributions may be corrected in a subsequent year to the extent that you contribute less than your maximum amount. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years. Also, you may be able to take an income tax deduction for the amount of excess that was reduced or eliminated, depending on whether you would be able to take a deduction if you had instead contributed the same amount.

ARE THE EARNINGS ON MY REGULAR IRA FUNDS TAXED?

     Any dividends on or growth of the investments held in your Regular IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your Regular IRA is revoked (this is described in Part Three of this Disclosure Statement).

IRA DISCLOSURE STATEMENT:  PART ONE
Transfers/Rollovers

CAN I TRANSFER OR ROLL OVER A DISTRIBUTION I RECEIVE FROM MY EMPLOYER'S RETIREMENT PLAN INTO A REGULAR IRA?

     Almost all distributions from employer plans or 403(b) arrangements (for employees of tax-exempt employers) are eligible for rollover to a Regular IRA. The main exceptions are
     / / payments over the lifetime or life expectancy of the participant (or participant and a designated beneficiary),
     / / installment payments for a period of 10 years or more, / / required distributions (generally the rules require distributions starting at age 70 1/2 or for certain employees starting at retirement, if later), and
     / /  payments of employee after-tax contributions.

If you are eligible to receive a distribution from a tax-qualified retirement plan as a result of, for example, termination of employment, plan discontinuance or retirement, all or part of the distribution may be transferred directly into your Regular IRA. This is called a "direct rollover." Or, you may receive the distribution and make a regular rollover to your Regular IRA within 60 days. By making a direct rollover or a regular rollover, you can defer income taxes on the amount rolled over until you subsequently make withdrawals from your IRA.

     The maximum amount you may roll over is the amount of employer contributions and earnings distributed. You may not roll over any after-tax employee contributions you made to the employer retirement plan. If you are over age 70 1/2 and are required to take minimum distributions under the tax laws, you may not roll over any amount required to be distributed to you under the minimum distribution rules. Also, if you are receiving periodic payments over your or your and your designated beneficiary's life expectancy or for a period of at least 10 years, you may not roll over these payments. A rollover to a Regular IRA must be completed within 60 days after the distribution from the employer retirement plan to be valid.
NOTE: A qualified plan administrator or 403(b) sponsor MUST WITHHOLD 20% OF YOUR DISTRIBUTION for federal income taxes UNLESS you elect a DIRECT ROLLOVER. Your plan or 403(b) sponsor is required to provide you with information about direct and traditional rollovers and withholding taxes before you receive your distribution and must comply with your directions to make a direct rollover.

     The rules governing rollovers are complicated. Be sure to consult your tax adviser or the IRS if you have a question about rollovers.

ONCE I HAVE ROLLED OVER A PLAN DISTRIBUTION INTO A REGULAR IRA, CAN I SUBSEQUENTLY ROLL OVER INTO ANOTHER EMPLOYER'S QUALIFIED RETIREMENT PLAN?

     Yes. Part or all of an eligible distribution received from a qualified plan may be transferred from the Regular IRA holding it to another qualified plan. However, the IRA must have no assets other than those which were previously distributed to you from the qualified plan. Specifically, the IRA cannot contain any contributions by you (or your spouse). Also, the new qualified plan must accept rollovers. Similar rules apply to Regular IRAs established with rollovers from 403(b) arrangements.

CAN I MAKE A TRADITIONAL ROLLOVER FROM MY REGULAR IRA TO ANOTHER REGULAR IRA?

     You may make a rollover from one Regular IRA to another Regular IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Regular IRA. After making a traditional rollover from one Regular IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Regular IRA custodian to transfer amounts directly to another Regular IRA custodian; such a direct transfer does not count as a rollover.)

WHAT HAPPENS IF I COMBINE ROLLOVER CONTRIBUTIONS WITH MY NORMAL CONTRIBUTIONS IN ONE IRA?

     If you wish to make both a normal annual contribution and a rollover contribution, you may wish to open two separate Regular IRAs by completing two Adoption Agreements and two sets of forms. You should consult a tax adviser before making your annual contribution to the IRA you established with rollover contributions (or make a rollover contribution to the IRA to which you make your annual contributions). This is because combining your annual contributions and rollover originating from an employer plan distribution would prohibit the future rollover out of the IRA into another qualified plan. If despite this, you still wish to combine a rollover contribution and the IRA holding your annual contributions, you should establish the account as a Regular IRA on the Adoption Agreement (not a Rollover IRA or Direct Rollover IRA) and make the contributions to that account.

HOW DO ROLLOVERS AFFECT MY CONTRIBUTION OR DEDUCTION LIMITS?

     Rollover contributions, if properly made, do not count toward the maximum contribution. Also, rollovers are not deductible and they do not affect your deduction limits as described above.

WHAT ABOUT CONVERTING MY REGULAR IRA TO A ROTH IRA?

     The rules for converting a Regular IRA to a new Roth IRA, or making rollover from a Regular IRA to a new Roth IRA, are described in Part Two of this Disclosure Statement.

Withdrawals

WHEN CAN I MAKE WITHDRAWALS FROM MY REGULAR IRA?

     You may withdraw from your Regular IRA at any time. However, withdrawals before age 59 1/2 may be subject to a 10% penalty tax in addition to regular income taxes (see next column).

WHEN MUST I START MAKING WITHDRAWALS?

     If you have not withdrawn your entire IRA by the April 1 following the year in which you reach 70 1/2, you must make minimum withdrawals in order to avoid penalty taxes. The rule allowing certain employees to postpone distributions from an employer qualified plan until actual retirement (even if this is after age 70 1/2) does not apply to Regular IRAs.

     The minimum withdrawal amount is determined by dividing the balance in your Regular IRA (or IRAs) by your life expectancy or the combined life expectancy of you and your designated beneficiary. The minimum withdrawal rules are complex. Consult your tax adviser for assistance.

     The penalty tax is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

HOW ARE WITHDRAWALS FROM MY REGULAR IRA TAXED?

     Amounts withdrawn by you are includable in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Lump sum withdrawals from a Regular IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer retirement plans.

     Since the purpose of a Regular IRA is to accumulate funds for retirement, your receipt or use of any portion of your Regular IRA before you attain age
59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

The 10% penalty tax for early withdrawal will not apply if:
     / /  The distribution is a result of your death or disability.
     / / The purpose of the withdrawal is to pay certain higher education expenses for yourself or your spouse, child or grandchild. Qualifying expenses include tuition, fees, books, supplies and equipment required for attendance at a post-secondary educational institution. Room and board expenses may qualify if the student is attending at least half-time.
     / / The withdrawal is used to pay eligible first-time homebuyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse, or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual (or the individual's spouse, if married) did not have an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal. (If there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover.) There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.
     / / The distribution is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary). If there is an adjustment to the scheduled series of payments, the 10% penalty tax may apply. The

          10% penalty will not apply if you make no change in the series of payments until the end of five years or until you reach age 59 1/2, whichever is later. If you make a change before then, the penalty will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your Regular IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2.
     / / The distribution does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year).
     / / The distribution does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

HOW ARE NONDEDUCTIBLE CONTRIBUTIONS TAXED WHEN THEY ARE WITHDRAWN?

     A withdrawal of nondeductible contributions (not including earnings) will be tax free. However, if you made both deductible and nondeductible contributions to your Regular IRA, then each distribution will be treated as partly a return of your nondeductible contributions (not taxable) and partly a distribution of deductible contributions and earnings (taxable). The nontaxable amount is the portion of the amount withdrawn that bears the same ratio as your total nondeductible Regular IRA contributions to the total balance of all your Regular IRAs (including rollover IRAs and SEPs, but not including Roth IRAs).

For example, assume that you made the following Regular IRA contributions:


          Year                Deductible          Nondeductible
--------------------------------------------------------------------------------
          1995                  $2,000
          1996                  $2,000
          1997                  $1,000               $1,000
          1998                                       $1,000
--------------------------------------------------------------------------------
                                $5,000               $2,000

In addition, assume that your Regular IRA has total investment earnings through 1998 of $1,000. During 1998 you withdraw $500. Your total account balance as of 12/31/98 is $7,500 as shown below.



          Deductible Contributions                              $5,000
          Nondeductible Contributions                           $2,000
          Earnings on IRA                                       $1,000
          Less 1998 Withdrawal                                   $ 500
--------------------------------------------------------------------------------
          Total Account Balance as of 12/31/98                  $7,500

     To determine the nontaxable portion of your 1998 withdrawal, the total 1998 withdrawal ($500) must be multiplied by a fraction. The numerator of the fraction is the total of all nondeductible contributions remaining in the account before the 1998 withdrawal ($2,000). The denominator is the total account balance as of 12/31/98 ($7,500) plus the 1998 withdrawal ($500) or $8,000. The calculation is:

Total Remaining
NONDEDUCTIBLE CONTRIBUTIONS             $2,000 x $500 = $125
                                        ------
Total Account Balance                   $8,000

     Thus, $125 of the $500 withdrawal in 1998 will not be included in your taxable income. The remaining $375 will be taxable for 1998. In addition, for future calculations the remaining nondeductible contribution total will be $2,000 minus $125, or $1,875.

     A loss in your Regular IRA investment may be deductible. You should consult your tax adviser for further details on the appropriate calculation for this deduction if applicable.

IS THERE A PENALTY TAX ON CERTAIN LARGE WITHDRAWALS OR ACCUMULATIONS IN MY IRA?

     Earlier tax laws imposed a "success" penalty equal to 15% of withdrawals from all retirement accounts (including IRAs, 401 (k) or other employer retirement plans, 403 (b) arrangements and others) in a year exceeding a specified amount (initially $150,000 per year). Also, there was a 15% estate tax penalty on excess accumulations remaining in IRAs and other tax-favored arrangements upon your death. These 15% penalty taxes have been repealed.
IMPORTANT: PLEASE SEE PART THREE, WHICH CONTAINS IMPORTANT INFORMATION APPLICABLE TO ALL WESTCORE FUNDS IRAS.

IRA DISCLOSURE STATEMENT:  PART TWO

Special Note

     Part Two of the Disclosure Statement describes the rules generally applicable to Roth IRAs beginning January 1, 1998.

     Roth IRAs are a new kind of IRA available for the first time in 1998. Contributions to a Roth IRA for 1997 are not permitted. Contributions to a Roth IRA are not tax-deductible, but withdrawals that meet certain requirements are not subject to federal income taxes. This makes the dividends on and growth of the investments held in your Roth IRA tax-free for federal income tax purposes if the requirements are met.

     Regular IRAs, which have existed since 1975, are still available. Contributions to a Regular IRA may be tax-deductible. Earnings and gains on amounts while held in a Regular IRA are tax-deferred. Withdrawals are subject to federal income tax (except for prior after-tax contributions which may be recovered without additional federal income tax).

     Part Two does not describe Regular IRAs. If you wish to review information about Regular IRAs, please see Part One of this Disclosure Statement.

     The Disclosure Statement also does not describe IRAs established in connection with a SIMPLE IRA program or a Simplified Employee Pension (SEP) plan maintained by your employer. Roth IRAs may not be used in connection with a SIMPLE IRA program or a SEP plan.

Your Roth IRA

     Your Roth IRA gives you several tax benefits. While contributions to a Roth IRA are not deductible, dividends on and growth of the assets held in your Roth IRA are not subject to federal income tax. Withdrawals by you from your Roth IRA are excluded from your income for federal income tax purposes if certain requirements (described on page 15) are met. State income tax treatment of your Roth IRA may differ from federal treatment; ask your state tax department or your personal tax adviser for details.

     Be sure to read Part Three of this Disclosure Statement for important additional information, including information on how to revoke your Roth IRA, investments and prohibited transactions, fees and expenses and certain tax requirements.

Eligibility

WHAT ARE THE ELIGIBILITY REQUIREMENTS FOR A ROTH IRA?

     Starting with 1998, you are eligible to establish and contribute to a Roth IRA for a year if you received compensation (or earned income if you are self-employed) during the year for personal services you rendered. If you received taxable alimony, this is treated like compensation for IRA purposes.

     In contrast to a Regular IRA, with a Roth IRA you may continue making contributions after you reach age 70 1/2.

CAN I CONTRIBUTE TO A ROTH IRA FOR MY SPOUSE?

     Starting with 1998, if you meet the eligibility requirements you can not only contribute to your own Roth IRA, but also to a separate Roth IRA for your spouse out of your compensation or earned income, regardless of whether your spouse had any compensation or earned income in that year. This is called a "spousal Roth IRA." To make a contribution to a Roth IRA for your spouse, you must file a joint tax return for the year with your spouse. For a spousal Roth IRA, your spouse must set up a different Roth IRA, separate from yours, to which you contribute.

     Of course, if your spouse has compensation or earned income, your spouse can establish his or her own Roth IRA and make contributions to it in accordance with the rules and limits described in this Part Two of this Disclosure Statement.

Contributions

WHEN CAN I MAKE CONTRIBUTIONS TO A ROTH IRA?

     You may make a contribution to your Roth IRA or establish a new Roth IRA for a taxable year by the due date (not including any extensions) for your federal income tax return for the year. Usually this is April 15 of the following year. For example, you will have until April 15, 1999, to establish and make a contribution to a Roth IRA for 1998.
CAUTION: Since Roth IRAs are available starting January 1, 1998, you may not make a contribution by April 15, 1998, to a Roth IRA for 1997.

HOW MUCH CAN I CONTRIBUTE TO MY ROTH IRA?

     For each year when you are eligible (see previous page), you can contribute up to the lesser of $2,000 or 100% of your compensation (or earned income, if you are self-employed).

     Annual contributions may be made only to a Roth IRA annual contribution account which does not contain converted or transferred funds form a Regular IRA.

     Your Roth IRA limit is reduced by any contributions for the same year to a Regular IRA. For example, assuming you have at least $2,000 in compensation or earned income, if you contribute $500 to your Regular IRA for 1998 your maximum Roth IRA contribution for 1998 will be $1,500.

     If you and your spouse have spousal Roth IRAs, each spouse may contribute up to $2,000 annually to his or her Roth IRA as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the spouse with the higher amount of compensation may contribute up to $2,000 or 100% of their compensation amount, if less. The spouse with the lower compensation amount may contribute any amount up to 100% of their compensation plus any excess of the other spouse's compensation over the other spouse's Roth IRA contribution. However, the maximum contribution to either spouse's Roth IRA is $2,000 for the year.

     As noted above, the spousal Roth IRA limits are reduced by any contributions for the same calendar year to a Regular IRA maintained by you or your spouse.

     For taxpayers with high income levels, the contribution limits may be reduced (see next column).

ARE CONTRIBUTIONS TO A ROTH IRA TAX DEDUCTIBLE?

     Contributions to a Roth IRA are not deductible. This is a major difference between Roth IRAs and Regular IRAs. Contributions to a Regular IRA may be deductible on your federal income tax return, depending on whether or not you are an active participant in an employer-sponsored plan and on your income level.

ARE THE EARNINGS ON MY ROTH IRA FUNDS TAXED?

     Any dividends on or growth of investments held in your Roth IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax-exempt status of your Roth IRA is revoked. If the withdrawal qualifies as a tax-free withdrawal (see page 15), amounts reflecting earnings or growth of assets in your Roth IRA will not be subject to federal income tax.

WHICH IS BETTER, A ROTH IRA OR A REGULAR IRA?

     This will depend upon your individual situation. A Roth IRA may be better if you are an active participant in an employer-sponsored plan and your adjusted gross income is too high to make a deductible IRA contribution (but not too high to make a Roth IRA contribution). Also, the benefits of a Roth IRA vs. a Regular IRA may depend upon a number of other factors, including your current income tax bracket vs. your expected income tax bracket when you make withdrawals from your IRA, whether you expect to be able to make nontaxable withdrawals from your Roth IRA (see page 15), how long you expect to leave your contributions in the IRA, how much you expect the IRA to earn in the meantime, and possible future tax law changes.

     Consult a qualified tax or financial adviser for assistance on these questions.

ARE THERE ANY RESTRICTIONS ON CONTRIBUTIONS TO MY ROTH IRA?

     Taxpayers with very high income levels may not be able to contribute to a Roth IRA at all, or their contribution may be limited to an amount less than $2,000. This depends upon your filing status and the amount of your adjusted gross income (AGI). The table on page 13 shows how the contribution limits are restricted.

Roth IRA Contribution Limits

            If You Are            If You Are Married,    Then You
            Single Taxpayer       Filing Jointly         May Make
            ----------------------------------------------------------------
Adjusted    Up to                 Up to                  Full
Gross       $95,000               $150,000               contribution
Income      ----------------------------------------------------------------
            More than $95,000     More than $150,000     Reduced contribution
            but less than         but less than
            $110,000              $160,000               (see explanation below)
            ----------------------------------------------------------------

            $110,000              $160,000               Zero
            and up                and up                 (No Contribution)
            ----------------------------------------------------------------

NOTE: IF YOU ARE A MARRIED TAXPAYER FILING SEPARATELY, YOUR MAXIMUM ROTH IRA CONTRIBUTION LIMIT PHASES OUT OVER THE FIRST $15,000 OF ADJUSTED GROSS INCOME. IF YOUR AGI IS $15,000 OR MORE YOU MAY NOT CONTRIBUTE TO A ROTH IRA FOR THE YEAR. (NOTE: PENDING LEGISLATION, CONGRESS MAY REDUCE THIS NUMBER FROM $15,000 TO $10,000. CONSULT YOUR TAX ADVISER OR THE IRS FOR THE LATEST DEVELOPMENTS.)

HOW DO I CALCULATE MY LIMIT IF I FALL IN THE "REDUCED CONTRIBUTION" RANGE?

     If your AGI falls in the reduced contribution range, you must calculate your contribution limit. To do this, multiply your normal contribution limit ($2,000 or your compensation, if less) by a fraction. The numerator is the amount by which your AGI exceeds the lower limit of the reduced contribution range ($95,000 if single, or $150,000 if married filing jointly). The denominator is $15,000 (single taxpayers) or $10,000 (married filing jointly). Subtract this from your normal limit and then round down to the nearest $10. The contribution limit is the greater of the amount calculated or $200.

     For example, assume that your AGI for the year is $157,555 and you are married, filing jointly. You would calculate your Roth IRA contribution limit as illustrated.

     1. The amount by which your AGI exceeds the lower limit of the reduced contribution deductible range:
                                             ($157,555 - $150,000) = $ 7,555
     2.   Divide this by $10,000:            $ 7,555
                                             -------
                                             $10,000 = 0.7555
     3.   Multiply this by $2,000 (or your compensation for the year, if less):
                                             0.7555 x $2,000 = $1,511
     4.   Subtract this from your $2,000 limit:
                                             ($2,000 - $1,551) = $489
     5.   Round this down to the nearest $10 = $480
     6.   Your contribution limit is the greater of this amount or $200.

     Remember, your Roth IRA contribution limit of $2,000 is reduced by any contributions for the same year to a Regular IRA. If you fall in the reduced contribution range, the reduction formula applies to the Roth IRA contribution limit left after subtracting your contribution for the year to a Regular IRA.

HOW DO I DETERMINE MY AGI?

     AGI is your gross income minus those deductions that are available to all taxpayers even if they don't itemize. Instructions to calculate your AGI are provided with your income tax Form 1040 or 1040A.

     There are two additional rules when calculating AGI for purposes of Roth IRA contribution limits. First, if you are making a deductible contribution for the year to a Regular IRA, your AGI is reduced by the amount of the deduction. Second, if you are converting a Regular IRA to a Roth IRA in a year (see next column), the amount includable in your income as a result of the conversion is not considered AGI when computing your Roth IRA contribution limit for the year.
     (Note: A bill pending in Congress might affect the first rule- consult your tax adviser or the IRS for the latest developments.)

WHAT HAPPENS IF I CONTRIBUTE MORE THAN ALLOWED TO MY ROTH IRA?

     The maximum contribution you can make to a Roth IRA generally is $2,000 or 100% of compensation or earned income, whichever is less. As noted above, your maximum is reduced by the amount of any contribution to a Regular IRA for the same year and may be further reduced depending on your AGI. Any amount contributed to the Roth IRA above the maximum is considered an "excess contribution."

     An excess contribution is subject to excise tax of 6% for each year it remains in the Roth IRA.

HOW CAN I CORRECT AN EXCESS CONTRIBUTION?

     Excess contributions may be corrected without paying a 6% penalty. To do so, you must withdraw the excess and any earnings on the excess before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. Earnings on the amount withdrawn must also be withdrawn. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have not reached age 59 1/2 (unless an exception to the 10% penalty tax applies).

WHAT HAPPENS IF I DON'T CORRECT THE EXCESS CONTRIBUTION BY THE TAX RETURN DUE DATE?

     Any excess contribution withdrawn after the tax return due date (including any extensions) for the year for which the contribution was made will be subject to the 6% excise tax. There will be an additional 6% excise tax for each year the excess remains in your account.

     Unless an excess contribution qualities for the special treatment outlined above, the excess contribution and any earnings on it withdrawn after tax filing time will be includable in taxable income and may be subject to a 10% premature withdrawal penalty.

     You may reduce the excess contributions by making a withdrawal equal to the excess. Earnings need not be withdrawn. To the extent that no earnings are withdrawn, the withdrawal will not be subject to income taxes or possible penalties or premature withdrawals before age 59 1/2. Excess contributions may also be corrected in a subsequent year to the extent that you contribute less than your Roth IRA contribution limit for the subsequent year. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years.

Conversion of Existing Regular IRA

Can I convert an existing Regular IRA into a Roth IRA?

     Yes, starting in 1998 you can convert an existing Regular IRA into a Roth IRA if you meet the adjusted gross income (AGI) limits described below. Conversion may be accomplished either by establishing a Roth IRA and then transferring the amount in your Regular IRA you wish to convert to the new Roth IRA. Or, if you want to convert an existing Westcore Regular IRA with State Street

Bank as custodian to a Westcore Roth IRA, you may give us directions to convert.

     You are eligible to convert a Regular IRA to a Roth IRA if, for the year of the conversion, your AGI is $100,000 or less. The same limit applies to married and single taxpayers, and the limit is not indexed to cost-of-living increases. Married taxpayers are eligible to convert a Regular IRA to a Roth IRA only if they file a joint income tax return; married taxpayers filing separately are not eligible to convert.

NOTE: No contributions other than Roth IRA conversion contributions made during the same tax year may be deposited in a single Roth IRA conversion account.

CAUTION: You should be extremely cautious in converting an existing IRA into a Roth IRA early in a year if there is any possibility that your AGI for the year will exceed $100,000. Although a bill pending in Congress would permit you to transfer amounts back to your Regular IRA if your AGI exceeds $100,000 under the current rules, if you have already converted during a year and you turn out to have more than $100,000 of AGI, there may be adverse tax results for you. Consult your tax adviser or the IRS for the latest developments.

WHAT ARE THE TAX RESULTS FROM CONVERTING?

     The taxable amount in your Regular IRA you convert to a Roth IRA will be considered taxable income on your federal income tax return for the year of the conversion. All amounts in a Regular IRA are taxable except for your prior non-deductible contributions to the Regular IRA.

     If you make the conversion during 1998, the taxable income is spread over four years. In other words, you would include one quarter of the taxable amount on your federal income tax return for 1998, 1999, 2000 and 2001.

PART TWO:  DESCRIPTION OF ROTH IRAS - CONTINUED

SHOULD I CONVERT MY REGULAR IRA TO A ROTH IRA?

     Only you can answer this question, in consultation with your tax or financial advisors. A number of factors, including the following, may be relevant. Conversion may be advantageous if you expect to leave the converted funds on deposit in your Roth IRA for at least five years and to be able to withdraw the funds under circumstances that will not be taxable (see next column). The benefits of converting will also depend on whether you expect to be in the same tax bracket when you withdraw from your Roth IRA as you are now. Also, conversion is based upon an assumption that Congress will not change the tax rules for withdrawals from Roth IRAs in the future, but this cannot be guaranteed.

Transfers/Rollovers

CAN I TRANSFER OR ROLL OVER A DISTRIBUTION I RECEIVE FROM MY EMPLOYER'S RETIREMENT PLAN INTO A ROTH IRA?

     Distributions from qualified employer-sponsored retirement plans or 403(b) arrangements (for employees of tax-exempt employers) are not eligible for rollover or direct transfer to a Roth IRA. However, in certain circumstances it may be possible to make a direct rollover of an eligible distribution to a Regular IRA and then to convert the Regular IRA to Roth IRA (see above).
Consult your tax or financial advisor for further information on this possibility.

Can I make a rollover from my Roth IRA to another Roth IRA?

     You may make a rollover from one Roth IRA to another Roth IRA you have or you establish to receive the rollover. Such a rollover must be completed within 60 days after the withdrawal from your first Roth IRA. After making a rollover from one Roth IRA to another, you must wait a full year (365 days) before you can make another such rollover. (However, you can instruct a Roth IRA custodian to transfer amounts directly to another Roth IRA custodian; such a direct transfer does not count as a rollover.)

HOW DO ROLLOVERS AFFECT MY ROTH IRA CONTRIBUTION LIMITS?

     Rollover contributions, if properly made, do not count toward the maximum contribution. Also, you may make a rollover from one Roth IRA to another even during a year when you are not eligible to contribute to a Roth IRA (for example, because your AGI for that year is too high).

Withdrawals

WHEN CAN I MAKE WITHDRAWALS FROM MY ROTH IRA?

     You may withdraw from your Roth IRA at any time. If the withdrawal meets the requirements discussed below, it is tax free. This means that you pay no federal income tax even though the withdrawal includes earnings or gains on your contributions while they were held in your Roth IRA.

WHEN MUST I START MAKING WITHDRAWALS?

     There are no rules on when you must start making withdrawals from your Roth IRA or on minimum required withdrawal amounts for any particular year during your lifetime. Unlike Regular IRAs, you are not required to start making withdrawals from a Roth IRA by the April 1 following the year in which you reach age 70 1/2.

     After your death, there are IRS rules on the timing and amount of distributions. In general, the amount in your Roth IRA must be distributed by the end of the fifth year after your death. However, distributions to a designated beneficiary that begin by the end of the year following the year of your death and that are paid over the life expectancy of the beneficiary satisfy the rules. Also, if your surviving spouse is your designated beneficiary, the spouse may defer the start of distributions until you would have reached age
70 1/2 had you lived.

WHAT ARE THE REQUIREMENTS FOR A TAX-FREE WITHDRAWAL?

     To be tax free, a withdrawal from your IRA must meet two requirements. First, the Roth IRA must have been open for 5 or more years before the withdrawal. Second, at least one of the following conditions must be satisfied.

     / /  You are age 59 1/2 or older when you make the withdrawal.
     / /  The withdrawal is made by your beneficiary after you die.
     / / You are disabled (as defined in IRS rules) when you make the withdrawal.
     / / You are using the withdrawal to cover eligible first-time home-buyer expenses. These are the costs of purchasing, building or rebuilding a principal residence (including customary settlement, financing or closing costs). The purchaser may be you, your spouse or a child, grandchild, parent or grandparent of you or your spouse. An individual is considered a "first-time homebuyer" if the individual (or the individual's spouse, if married) did not have an ownership interest in a principal residence during the two-year period immediately preceding the acquisition in question. The withdrawal must be used for eligible expenses within 120 days after the withdrawal (if there is an unexpected delay, or cancellation of the home acquisition, a withdrawal may be redeposited as a rollover).

          There is a lifetime limit on eligible first-time homebuyer expenses of $10,000 per individual.

     For a Roth IRA that you set up with amounts rolled over or converted from a Regular IRA, the 5-year period begins with the year in which the conversion or rollover was made. (Note: A bill pending in Congress might affect this rule - consult your tax adviser or the IRS for the latest developments.)

For a Roth IRA that you started with a normal contribution, the 5-year period starts with the year for which you make the initial normal contribution.

HOW ARE WITHDRAWALS FROM MY ROTH IRA TAXED IF THE TAX-FREE REQUIREMENTS ARE NOT MET?

     If the qualified withdrawal requirements are not met, a withdrawal consisting of your own prior contribution amounts to your Roth IRA will not be considered taxable income in the year you receive it, nor will the 10% penalty apply. To the extent that the nonqualified withdrawal consists of dividends or gains while your contributions were held in your Roth IRA, the withdrawal is includable in your gross income in the taxable year you receive it, and may be subject to the 10% withdrawal penalty. All amounts withdrawn from your Roth IRA are considered withdrawals of your contributions until you have withdrawn the entire amount you have contributed. After that, all amounts withdrawn are considered taxable withdrawals of dividends and gains.

     Note that, for purposes of determining what portion of any distribution is includable in income, all of your Roth IRA accounts are considered as one single account. Amounts withdrawn from any one Roth IRA account are deemed to be withdrawn from contributions first. Since all your Roth IRAs are considered to be one account for this purpose, withdrawals from Roth IRA accounts are not considered to be from earnings or interest until an amount equal to all contributions made to all of an individual's Roth IRA accounts is withdrawn.

     The following example illustrates this:

     A single individual contributes $1,000 a year to his Westcore Roth IRA account and $1,000 a year to the Brand X Roth IRA account over a period of ten years. At the end of 10 years, his account balances are as follows:

                                   Principal Contributions     Earnings
--------------------------------------------------------------------------------
     Westcore Roth IRA                     $10,000             $10,000
     Brand X Roth IRA                      $10,000             $10,000
--------------------------------------------------------------------------------
     Total                                 $20,000             $20,000

     At the end of 10 years, this person has $40,000 in both Roth IRA accounts, of which $20,000 represents his contributions (aggregated) and $20,000 represents his earnings (aggregated). This individual, who is 40, withdraws $15,000 from his Brand X Roth IRA (not a qualified withdrawal). We look to the aggregate amount of all principal contributions - in this case $20,000 - to determine if the withdrawal is from contributions, and thus nontaxable. In this example, there is no ($0) taxable income as a result of this withdrawal because the $15,000 withdrawal is less than the total amount of aggregated contributions ($20,000). If this individual then withdrew $15,000 from his Westcore Roth IRA, $5,000 would not be taxable (the remaining aggregate contributions) and $10,000 would be treated as taxable income for the year of the withdrawal, subject to regular income taxes and the 10% premature withdrawal penalty (unless an exception applies).

          NOTE: If passed, a bill currently pending in Congress will change the rules and the results discussed above. Under the proposed legislation, in general, separate Roth IRAs established for annual contributions and conversions for separate years are not aggregated as explained above to determine the tax on withdrawals. See your tax adviser for more information and the latest developments. Taxable withdrawals of dividends and gains from a Roth IRA are treated as ordinary income. Withdrawals of taxable amounts from a Roth IRA are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer-sponsored retirement plans, nor are such withdrawals eligible for taxable gains tax treatment.

     Your receipt of any taxable withdrawal from your Roth IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a 10% penalty tax.

     The 10% penalty tax for early withdrawal will not apply if any of the following exceptions applies:

     / /  The withdrawal is a result of your death or disability.
     / / The withdrawal is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

If there is an adjustment to the scheduled series of payments, the 10% penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to withdraw the remaining amount in your Roth IRA in a lump-sum, the 10% penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2 to the extent they were includable in your taxable income.

     / / The withdrawal is used to pay eligible higher education expenses. These are expenses for tuition, fees, books, and supplies required to attend an institution for post-secondary education. Room and board expenses are also eligible for a student attending at least half-time. The student may be you, your spouse, or your child or grandchild. However, expenses that are paid for with a scholarship or other educational assistance payment are not eligible expenses.
     / / The withdrawal is used to cover eligible first time home-buyer expenses (as described in the discussion of tax-free withdrawals).
     / / The withdrawal does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year).
     / / The withdrawal does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least 12 weeks; this exception applies to distributions during the hear in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

WHAT ABOUT THE 15 PERCENT PENALTY TAX?

     The rule imposing a 15% penalty tax on very large withdrawals from tax-favored arrangements (including IRA's, 403(b) arrangements and qualified employer-sponsored plans), or on excess amounts remaining in such tax-favored arrangements at your death, has been repealed. This 15% tax no longer applies.

IMPORTANT: The discussion of the tax rule for Roth IRAs in this Disclosure Statement is based upon the best available information. However, Roth IRAs are new under the tax laws, and the IRS has not issued regulations or rulings on the operation and tax treatment of Roth IRA accounts. Also, if enacted, legislation now pending in Congress will change some of the rules. Therefore, you should consult your tax adviser for the latest developments or for advice about how maintaining a Roth IRA will affect your personal tax or financial situation.

     Also, please see Part Three, which contains important information applicable to ALL Westcore Funds IRAs.

PART THREE:  RULES FOR ALL IRAS (REGULAR AND ROTH)

GENERAL INFORMATION


IRA Requirements

     All IRAs must meet certain requirements. Contributions generally must be made in cash. The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or collectibles or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

MAY I REVOKE MY IRA?

     You may revoke a newly established Regular or Roth IRA at any time within seven days after the date on which you receive this Disclosure Statement. A Regular or Roth IRA established more than seven days after the date of your receipt of this Disclosure Statement may not be revoked.

     To revoke your Regular or Roth IRA, mail or deliver a written notice of revocation to the Custodian at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of the certification or registration). If you revoke your Regular or Roth IRA within the seven-day period, you are entitled to a return of the entire amount you originally contributed into your Regular or Roth IRA, without adjustment for such items as sales charges, administrative expenses or fluctuations in market value.

INVESTMENTS

HOW ARE MY IRA CONTRIBUTIONS INVESTED?

     You control the investment and reinvestment of contributions to your Regular or Roth IRA. Investments must be in one or more of the Fund(s) available from time to time as listed in the Adoption Agreement for your Regular or Roth IRA or in an investment selection form provided with your Adoption Agreement or from the Fund Distributor or Service Company. You direct the investment of your IRA by giving your investment instructions to the Distributor or Service Company for the Fund(s). Since you control the investment of your Regular or Roth IRA, you are responsible for any losses; neither the Custodian, the Distributor nor the Service Company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your Regular or Roth IRA will generally be at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after the Distributor or the Service Company (whichever may apply) receives proper investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.

     Before making any investment, read carefully the current prospectus for any Fund you are considering as an investment for your Regular IRA or Roth IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

     Because you control the selection of investments for your Regular or Roth IRA and because mutual fund shares fluctuate in value, the growth in value of your Regular or Roth IRA cannot be guaranteed or projected.

ARE THERE ANY RESTRICTIONS ON THE USE OF MY IRA ASSETS?

The tax-exempt status of your Regular or Roth IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. Upon such revocation, your Regular or Roth IRA is treated as distributing its assets to you. The taxable portion of the amount in your IRA will be subject to income tax (unless, in the case of a Roth IRA, the requirements for a tax-free withdrawal are satisfied). Also, you may be subject to a 10% penalty tax on the taxable amount as a premature withdrawal if you have not yet reached the age of 59 1/2.

     Any investment in a collectible (for example, rare stamps) by your Regular or Roth IRA is treated as a withdrawal; the only exception involves certain types of government-sponsored coins or certain types of precious metal bullion.

WHAT IS A PROHIBITED TRANSACTION?

     Generally, a prohibited transaction is any improper use of the assets in your Regular or Roth IRA. Some examples of prohibited transactions are:

     / / Direct or indirect sale or exchange of property between you and your Regular or Roth IRA.
     / / Transfer of any property from your Regular or Roth IRA to yourself or from yourself to your Regular or Roth IRA.

     Your Regular or Roth IRA could lose its tax-exempt status if you use all or part of your interest in your Regular or Roth IRA as security for a loan or borrow any money from your Regular or Roth IRA. Any portion of your Regular or Roth IRA used as security for a loan will be treated as a distribution in the year in which the money is borrowed. This amount may be taxable and you may also be subject to the 10% premature withdrawal penalty on the taxable amount.

FEES AND EXPENSES

CUSTODIAN'S FEES

The following fees are charged by the Custodian for maintaining either a Regular IRA or a Roth IRA:
/ /  Annual Maintenance Fee per mutual fund:  $10.00
/ /  Termination, Rollover, or transfer of Account to Successor Custodian:
     $10.00

GENERAL FEE POLICIES

     / / Fees may be paid by you directly, or the Custodian may deduct them from your Regular or Roth IRA.
     / /  Fees may be changed upon 30 days written notice to you.
     / / The full annual maintenance fee will be charged for any calendar year during which you have a Regular or Roth IRA with us. This fee is not prorated for periods of less than one full year.
     / / If provided for in this Disclosure Statement or the Adoption Agreement, termination fees are charged when your account is closed whether the funds are distributed to you are transferred to a successor custodian or trustee.
     / / The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule.

OTHER CHARGES

/ / There may be sales or other charges associated with the purchase or redemption of shares of a Fund in which your Regular IRA or Roth IRA is invested. Before investing, be sure to read carefully the current prospectus of any Fund you are considering as an investment for your Regular IRA or Roth IRA for a description of applicable charges.

TAX MATTERS

WHAT IRA REPORTS DOES THE CUSTODIAN ISSUE?

     The Custodian will report all withdrawals to the IRS and the recipient on the appropriate form. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal.

     The Custodian will report to the IRS the year-end value of your account and the amount of any rollover (including conversions of a Regular IRA to a Roth
IRA) or regular contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless the Custodian receives an indication from you to the contrary, it will treat any amount as contribution for the tax year in which it is received. It is most important that a contribution between January and April 15th for the prior year be clearly designated as such.

WHAT TAX INFORMATION MUST I REPORT TO THE IRS?

     You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution or you take a premature withdrawal that is subject to the 10% penalty tax, or you withdraw less than the minimum amount required from your Regular IRA. If your beneficiary fails to make required minimum withdrawals from your

Regular or Roth IRA after your death, your beneficiary may be subject to an excise tax and be required to file Form 5329.

     For Regular IRAs, you must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return. Use Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes: (1) the amount of your nondeductible contributions for that year; (2) the amount of withdrawals from Regular IRAs in that year; (3) the amount by which your total nondeductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income; and (4) the total value of all your Regular IRAs as of the end of the year. If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

WHICH WITHDRAWALS ARE SUBJECT TO WITHHOLDING?

ROTH IRA

     Federal income tax will be withheld at a flat rate of 10% of any taxable withdrawal from your Roth IRA, unless you elect not to have tax withheld. Withdrawals from a Roth IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

REGULAR IRA

     Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your Regular IRA, unless you elect not to have tax withheld. Withdrawals from a Regular IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

ACCOUNT TERMINATION

     You may terminate your Regular IRA or Roth IRA at any time after its establishment by sending a completed withdrawal form (or other withdrawal instructions in a form acceptable to the Custodian), or a transfer authorization form, to:

     Westcore Funds IRA c/o State Bank and Trust Company
     P.O. Box 8319
     Boston, MA  02266-8319

     Your Westcore Regular IRA or Roth IRA will terminate upon the first to occur of the following:

     / / The date your properly executed withdrawal form or instructions (as described above) withdrawing your total Regular IRA or Roth IRA balance is received and accepted by the Custodian or, if later, the termination date specified in the withdrawal form.
     / / The date the Regular IRA or Roth IRA ceases to qualify under the tax code. This will be deemed a termination.
     / / The transfer of the Regular IRA or Roth IRA to another custodian/trustee.
     / / The rollover of the amounts in the Regular IRA or Roth IRA to another custodian/trustee.

     Any outstanding fees must be received prior to such a termination of your account.

     The amount you receive from your IRA upon termination of the account will be treated as a withdrawal, and thus the rules relating to Regular IRA or Roth IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 59 1/2, the 10% early withdrawal penalty may apply to the taxable amount you receive.

IRA DOCUMENTS

REGULAR IRA

     The terms contained in Articles I to VII of Part One of the State Street Bank and Trust Company Individual Retirement Custodial Account document have been promulgated by the IRS in Form 5305-A for use in establishing a Regular IRA Custodial Account that meets the requirements of Code Section 408(a) for a valid Regular IRA. This

IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Regular IRA or of any investment permitted by the Regular IRA.

ROTH IRA

     The terms contained in Articles I to VII of Part Two of the State Street Bank and Trust Company Individual Retirement Account Custodial Agreement have been promulgated by the IRS in Form 5305-RA for use in establishing a Roth IRA Custodial Account that meets the requirements of the Code Section 408A for a valid Roth IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the Roth IRA or of any investment permitted by the Roth IRA.

     Based on our legal advice relating to current tax laws and IRS meetings, Westcore and State Street Bank and Trust Company believes that the use of an Individual Retirement Account Information Booklet such as this, containing information and documents for both a Regular IRA or a Roth IRA, will be acceptable to the IRA. However, if the IRS makes a ruling, or if Congress enacts legislation, regarding the use of different documentation, Westcore will forward to you new documentation for your Regular IRA or a Roth IRA (as appropriate) for you to read and, if necessary, an appropriate new Adoption Agreement to sign. By adopting a Regular IRA or a Roth IRA using these materials, you acknowledge this possibility and agree to this procedure if necessary. In all cases, to the extent permitted Westcore will treat your IRA as being opened on the date your account was opened using the Adoption Agreement in this Booklet.

ADDITIONAL INFORMATION

     For additional information, you may write to the following address or call the following telephone number.

     Westcore Funds
     370 17th Street, Suite 3100
     Denver, CO  80202
     1-800-392-CORE (2673)

STATE STREET BANK AND TRUST COMPANY IRA CUSTODIAL AGREEMENT:  PART ONE

PART ONE:  PROVISIONS APPLICABLE TO REGULAR IRAS

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-A for use in establishing an individual retirement custodial account.

Article I

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code or an
employer contribution to a simplified employee pension plan as described in section 408(k).

Article II

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

Article IV

     1. Notwithstanding any provisions of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provision of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:
          (a)  A single-sum payment.
          (b) An Annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.
          (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.
          (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.
          (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

     4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:
          (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.
          (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either
               (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or
               (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age
                    70 1/2.
          (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.
          (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the

          Depositor's entire interest in the custodial account as the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of the distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.
     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

Article VII

     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

IRA CUSTODIAL AGREEMENT:  PART TWO

PART TWO:  PROVISIONS APPLICABLE TO ROTH IRAS

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-RA for use in establishing a Roth Individual Retirement Custodial Account.

Article I

     1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.
     2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article Ia

     The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article II

The Depositor's interest in the balance in the custodial accounts is nonforfeitable.

Article III

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).
     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV
     1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:
          (a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or
          (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

If distributions do not begin by the date described in (b), distribution method
(a) will apply.

     2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.
     3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

Article V

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.
     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VII

     This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.


PART THREE:  PROVISIONS APPLICABLE TO BOTH REGULAR IRAS AND ROTH IRAS

Article VIII

     1. As used in this Article VIII the following terms have the following meanings:

"Account" or "Custodial Account" means the individual retirement account established using the terms of either Part One or Part Two and, in either event, Part Three of this State Street Bank and Trust Company Individual Retirement Account Custodial Agreement and the Adoption Agreement signed by the Depositor. The Account may be a Regular Individual Retirement Account or a Roth Individual Retirement Account, as specified by the Depositor. See Section 24 on page 26.

     "Custodian" means State Street Bank and Trust Company.

     "Fund" means any registered investment company which is advised, sponsored or distributed by Sponsor; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor's residence.

     "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).

     In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

     "Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor.

     In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

     "Sponsor" means Westcore Funds.

     2. The Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor's initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value of other changes.

   The Depositor may certify in the Adoption Agreement that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before the Depositor signed the Adoption Agreement to establish the Custodian Account, and the Custodian may rely upon such certification.

     3. All contributions to the Custodial Account shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall be made in such proportions and/or in such amounts as Depositor from time to time in the Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.

   The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Depositor, or will be held uninvested (or invested in a money market fund if available) pending clarification or completion by the Depositor, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds for the Custodial Account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.

   All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

   All dividends and capital gains or other distributions received on the shares of any Fund held in the Depositor's Account shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).

     4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Depositor's Account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article VIII).

     5. Any purchase or redemption of shares of a Fund for or from the Depositor's Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor's investment directions to the transfer agent for the Fund(s).

   Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Depositor's Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

     6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor's Custodial Account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.

  The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.

     7. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor's exercise of investment control over his Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.

     8. The Depositor may in writing appoint an investment advisor with respect to the Custodian Account on a form acceptable to the Custodian and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be full protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.

  The Depositor's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Service Company to pay such investment advisor's fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Depositor or the Custodian.

     9. Distribution of the assets of the Custodial Account shall be made at such time and in such form as Depositor (or the Beneficiary if Depositor is deceased) shall elect by written order to the Custodian. Depositor acknowledges that any distribution of a taxable amount from the Custodial Account (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in Code Section 4973, or a "rollover" from this Custodial Account) made earlier than age 59 1/2 may subject Depositor to an "additional tax on early distributions" under Code Section 72(t) unless an exception to such additional tax is applicable. For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code Section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. It is the responsibility of the Depositor (or the Beneficiary) by appropriate distribution instructions to the Custodian to insure that any applicable distribution requirements of Code Section 401(a)(9) and Article IV above are met. If the Depositor (or Beneficiary) does not direct the Custodian to make distributions from the Custodial Account by the time that such distributions are required to commence in accordance with such distribution requirements, the Custodian (and Service Company) shall assume that the Depositor (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Depositor (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. The Depositor (or the Depositor's surviving spouse) may elect to comply with the distribution requirements in Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Depositor and/or the Depositor's surviving spouse, as applicable, will not be recalculated; any such election may be in such form as the Depositor (or surviving spouse) provides (including the calculation of minimum distribution amounts in accordance with a method that does not provide for recalculation of the life expectancy of one or both of the Depositor and surviving spouse and instructions for withdrawals to the Custodian in accordance with such method). Notwithstanding paragraph 2 of Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin, life expectancies shall not be recalculated. Neither the Custodian nor any other party providing services to the Custodian Account assumes any responsibility for the tax treatment of any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution.

     10. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution or honoring any assignment of the Custodial Account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian's records, and such distribution shall to the extent thereof completely discharge the Custodian's liability for such payment.

     11. (a) The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Custodian for use in connection with the Custodial Account, signed by the designating person, and filed with the Custodian. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire Custodial Account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the custodial Account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. mail or with a reputable delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the Custodial Account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Depositor during his/her lifetime; and after Depositor's death, it also means Depositor's spouse, but only if the spouse elects to treat the Custodial Account as the spouse's own Custodial Account in accordance with the applicable provisions of the code.

          (b) When and after distributions from the Custodial Account to Depositor's Beneficiary commence, all rights and obligations assigned to Depositor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Depositor.

     12. (a) The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) or
               Section 408(d)(3)(E) of the Code and the regulations thereunder or otherwise.

          (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

          (c) The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Custodial Account.
          (d) The Depositor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to advise Depositor concerning or monitor Depositor's compliance with such requirement.

     13. (a) Depositor retains the right to amend this Custodial Account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this Custodial Account document as to amended, it may resign in accordance with Section 17 on page 25.

          (b) Depositor delegates to the Custodian the Depositor's right so to amend, provided (i) the Custodian does not change the investments available under this Custodial Agreement and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to Depositor is mailed, Depositor either (i) gives Custodian a written order for a complete distribution or transfer of the Custodial Account, or
               (ii) removes the Custodian and appoints a successor under
               Section 17.

                    Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of any amendment to any applicable provision of the Internal Revenue Code or regulations of rulings thereunder, the Custodian and the Service Company may operate the Depositor's Custodial Account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account.

          (c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

          (d) This Section 13 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 16 on page 25, and no such substitution shall be deemed to be an amendment of this Agreement.

     14. (a) Custodian shall terminate the Custodial Account if this Agreement is terminated or if, within 30 days (or such longer time as Custodian may agree) after resignation or removal of Custodian under Section 17, Depositor or Sponsor, as the case may be, has not appointed a successor which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in Section 17.

          (b) Upon termination of the Custodian Account, this custodial account document shall have no further force and effect (except for Sections 15(f), 17(b) and (c) hereof which shall survive the termination of the Custodial Account and this document), and Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

     15. (a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the Custodian under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party.

          (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s).

          (c) The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assume any responsibility)for the collection of contributions, proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amount), tax treatment or propriety of any distribution hereunder, which matters are the sole responsibility of Depositor and Depositor's Beneficiary.

          (d) Not later than 60 days after the close of each calendar year (or after the Custodian's resignation or removal), the Custodian or Service Company shall file with Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at its close.
               Upon the expiration of 60 days after such a report is sent to Depositor (or Beneficiary), the Custodian or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Depositor shall have filed written objections with the Custodian or Service Company within such 60-day period.

          (e) The Service Company shall deliver, or cause to be delivered, to Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Fund(s) credited to the Custodial

               Account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Depositor.

          (f) Depositor shall always fully indemnify Service Company, Distributor, the Fund(s), Sponsor and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company's, Distributor's, Fund's, Sponsor's or Custodian's bad faith, gross negligence or willful misconduct;
               (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 10, or
               (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party's satisfaction.

          (g) The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

          (h) The Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any investment adviser appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereupon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

     16. (a) the Custodian, in consideration of it services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Adoption Agreement or Disclosure Statement, as applicable. The Custodian may substitute a different fee schedule at any time upon 30days' written notice to Depositor. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Depositor.

          (b) Any income, gift, estate and inheritance taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred in connection with the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account. If the Custodian is required to pay any such amount, the Depositor (or Beneficiary) shall promptly upon notice thereof reimburse the Custodian.

          (c) All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expense. Fees which remain outstanding after 60 days may be subject to a collection charge.

     17. (a) Upon 30 days' prior written notice to the Custodian, Depositor or Sponsor, as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 30 days' prior written notice to Sponsor, whereupon the Sponsor shall notify the Depositor (or Beneficiary) and shall appoint a successor to the Custodian. In connection with its resignation hereunder, the Custodian may, but is not required to, designate a successor custodian by written notice to the Sponsor or Depositor (or Beneficiary), and the Sponsor or Depositor (or beneficiary) will be deemed to have consented to such successor unless the Sponsor or Depositor (or Beneficiary) designates a different successor custodian and provides written notice thereof together with such a different successor's written acceptance by such date as the Custodian specifies in its original notice to the Sponsor or Depositor (or Beneficiary) (provided that the Sponsor or Depositor (or Beneficiary) will have a minimum of 30 days to designate a different successor).

          (b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

          (c) Any Custodian shall not be liable for the acts or omissions of its predecessor or its successor.

PROVISIONS APPLICABLE TO BOTH REGULAR IRAS AND ROTH IRAS:  PART THREE

     18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

     19. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

     20. Depositor or Depositor's Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Depositor or Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary except to the extent required by law.

     21. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

          If in the Adoption Agreement, Depositor designates that the Custodial Account is a Regular IRA, this Agreement is intended to qualify under Code Section 408(a) as an individual retirement Custodial Account and to entitle Depositor to the retirement savings deduction under Code
          Section 219 if available. If in the Adoption Agreement Depositor designates that the Custodial Account is a Roth IRA, this Agreement is intended to qualify under Code Section 408A as a Roth individual retirement Custodial Account and to entitle Depositor to the tax-free withdrawal of amounts from the Custodial Account to the extent permitted in such Code section.

          If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in whichever of the two preceding sentences is applicable. However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.

     22. Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering Custodian to make distributions from the Account. Depositor acknowledges that Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering advice.

     23. If any provision of any document governing the Custodial Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the Custodian, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and requirement for written notice will be deemed satisfied.

     24.  The legal documents governing the Custodial Account are as follows:
          (a) If in the Adoption Agreement the Depositor designated the Custodial Account as a Regular IRA under Code Section 408(a), the provisions of Part One and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Depositor's Custodial Account.
          (b) If in the Adoption Agreement the Depositor designated the Custodial Account as a Roth IRA under Code Section 408A, the provisions of Part two and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Depositor's Custodial Account.
          (c) In the Adoption Agreement the Depositor must designate the Custodian Account as either a Roth IRA or a Regular IRA, and a separate account will be established for such IRA. One Custodial Account may not serve as a Roth IRA and a Regular IRA (through the use of subaccounts or otherwise).

     25. Articles I through VII of Part One of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-A. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-A, the Custodian will amend this Agreement correspondingly.

          Articles I through VII of Part Two of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-RA. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-RA, the Custodian will amend this Agreement correspondingly.

          The Internal Revenue Service has endorsed the use of documentation permitting a Depositor to establish either a Regular IRA or Roth IRA (but not both using a single Adoption Agreement), and this Investment Kit complies with the requirements of the IRS guidance for such use. If the Internal Revenue Service subsequently determines that such an approach is not permissible, or that the use of a "combined" Adoption Agreement does not establish a valid Regular IRA or a Roth IRA (as the case may be), the Custodian will furnish the Depositor with replacement documents and the Depositor will if necessary sign such replacement documents. Depositor acknowledges and agrees to such procedures and to cooperate with Custodian to preserve the intended tax treatment of the Account.

     26.  If the Depositor maintains an Individual Retirement Account under Code section 408(a), Depositor may convert or transfer such other IRA to a Roth IRA under Code section 408A using the terms of this Agreement and the Adoption Agreement by completing and executing the Adoption Agreement and giving suitable directions to the Custodian and the custodian or trustee of such other IRA. Alternatively, the Depositor may convert or transfer such other IRA to a Roth IRA by use of a reply card or by telephonic, computer or electronic means in accordance with procedures adopted by the Custodian or Service Company intended to meet the requirements of Code section 408A, and the Depositor will be deemed to have executed the Adoption Agreement and adopted the provisions of this Agreement and the Adoption Agreement in accordance with such procedures.

     27. The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.


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